As filed with the Securities and Exchange Commission on January 25, 2008

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA ASCENDANCE ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	6770	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

China Ascendance Acquisition Corporation
108 North 4th Ring East Road
QianHe JiaYuan, Building 9, Suite 607
Beijing, 100029, China
86-10-8483-1220

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Ping Du, Chief Executive Officer
China Ascendance Acquisition Corporation
108 North 4th Ring East Road
QianHe JiaYuan, Building 9, Suite 607
Beijing, 100029, China
86-10-8483-1220

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile	Robert J. Mittman, Esq. Brad L. Shiffman, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 885-5000 (212) 885-5001 – Facsimile

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share, $.00125 par value, and one Warrant (2)	11,500,000 Units	$10.00	$115,000,000	$4,519.50
Ordinary shares included as part of the Units(2)	11,500,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	11,500,000 Warrants	—	—	—	(3)
Ordinary shares underlying the Warrants included in the Units(4)	11,500,000 Shares	$7.50	$86,250,000	$3,389.63
Representatives’ Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representatives’ Unit Purchase Option (“Representatives’ Units”)(4)	700,000 Units	$10.00	$7,000,000	$275.10
Ordinary shares included as part of the Underwriter’s Units(4)	700,000 Shares	—	—	—	(3)
Warrants included as part of the Representatives’ Units(4)	700,000 Warrants	—	—	—	(3)
Ordinary shares underlying the Warrants included in the Representatives’ Units(4)	700,000 Shares	$9.375	$6,562,500	$257.91
Total			$214,812,600	$8,442.14

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 1,500,000 Units and 1,500,000 ordinary shares and 1,500,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from shares splits, shares dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statment filed with the Securities and Exchange Commission is effective. This propectus is not an offer to sell these securities and is not soliciting an ofer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION JANUARY 25, 2008

$100,000,000

CHINA ASCENDANCE ACQUISITION CORPORATION

10,000,000 units

China Ascendance Acquisition Corporation is a newly formed exempted company organized as a blank check company for the purpose of acquiring, through a shares exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business, through contractual arrangements, that has its principal operations located in the People’s Republic of China. If we do not consummate a business combination within 18 months of the closing date of our initial public offering, but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period, we will have an additional six months within which to consummate a business combination. In addition, if we anticipate that we may not be able to consummate a business combination within such 24 months, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In order to extend the period of time to 36 months, (i) public shareholders must approve the extension and (ii) public shareholders owning no more than approximately 34.99% of the shares sold in this offering can seek to exercise their conversion rights, each as described in this prospectus. The 36-month period will be referred to throughout this prospectus as the extended period. Pursuant to our memorandum and articles of association, if we fail to consummate a business combination within (x) 18 months of the closing date of our initial public offering, (y) within 24 months of the closing date of our initial public offering if we have not consummated a business combination within 18 months of the closing date of our initial public offering but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period or (z) within 36 months from the closing date of our initial public offering if the extended period is approved, our corporate existence will automatically cease and we will liquidate and distribute the proceeds held in the trust account (described below) to our public shareholders. Our efforts to identify a prospective target business will not be limited to a particular industry. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit that we are offering has a price of $10.00 and consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share at a price of $7.50. Each warrant will become exercisable on the later of our completion of a business combination and  , 2009 [one year from the date of this prospectus], and will expire on  , 2012 [four years from the date of this prospectus], or earlier upon redemption.

We have granted Susquehanna Financial Group, LLLP and Ladenburg Thalmann & Co. Inc., the representatives of the underwriters for this offering, a 45-day option to purchase up to 1,500,000 units (over and above the 10,000,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be exercised only to cover the net syndicate short position resulting from the initial distribution, if any. We have also agreed to sell to the representatives, for $100, as additional compensation, an option to purchase up to a total of 700,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $9.375 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Bright Elite Enterprises Limited, an entity controlled by Ping Du, our Chief Executive Officer, and Matthew Hayden, our Vice Chairman of the Board, Chief Financial Officer and Secretary, and certain of our existing shareholders have committed to purchase from us 3,200,000 warrants at $1.00 per warrant (for an aggregate purchase price of $3,200,000). This purchase will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchase will be placed in the trust fund described below. The “insider warrants” will be identical to the warrants included in the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as such warrants are held by the initial purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination.

There is presently no public market for our units, ordinary shares or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol AQN.U on or promptly after the date of this prospectus. Assuming that the units are listed on the American Stock Exchange, once the securities comprising the units begin separate trading, the ordinary shares and warrants will be listed on the American Stock Exchange under the symbols AQN and AQN.WS, respectively. We cannot assure you that our securities will be listed or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to us
Per unit	$10.00	$0.70	$9.30
Total	$100,000,000	$7,000,000	$93,000,000

(1)	Of the underwriting discount and commissions, $3,500,000 ($0.35 per unit) is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we consummate a business combination.

$95,800,000 of the net proceeds of this offering (including $3,500,000 of underwriting discounts and commissions payable to the underwriters in this offering which is being deferred by them until we consummate a business combination), plus the additional aggregate $3,200,000 we will receive from the purchase of the insider warrants being made simultaneously with the consummation of this offering, for an aggregate of $99,000,000 (or $9.90 per unit sold to the public in this offering), will be deposited into a trust account at Merrill Lynch, maintained by Continental Stock Transfer & Trust Company acting as trustee. These funds will not be released to us until the earlier of the completion of a business combination and our liquidation (which may not occur until 36 months from the date of this prospectus).

We are offering the units for sale on a firm-commitment basis. The representatives of the underwriters, expect to deliver our securities to investors in the offering on or about , 2008.

Susquehanna Financial Group, LLLP	Ladenburg Thalmann & Co. Inc.

, 2008

CHINA ASCENDANCE ACQUISITION CORPORATION

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to China Ascendance Acquisition Corporation;
•	“existing shareholders” refers to all of our shareholders immediately prior to this offering;
•	“initial shares” refers to 2,500,000 ordinary shares made up of 3,125,000 ordinary shares that our initial shareholders originally purchased from us for $25,000 in July 2007 less 625,000 ordinary shares contributed back to us, at no cost, by our existing shareholders in January 2008;
•	“insider warrants” refers to the 3,200,000 warrants we are selling privately to Bright Elite Enterprises Limited, Matthew Hayden, Steve Taylor, John Lemak, Steve Kircher, Lake Street Management LLC, Jim Kennedy, Ron Heller, Mike Morris, Merry Lee Carnall, Ancora Greater China Fund, John P. Micklitish, Bill Wells, Steve Bronson, Brian Lin, Centaur Value Fund, LP and United Centaur Master Fund upon consummation of this offering;
•	references to “China” or the “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan;
•	references to “$” refer to the legal currency of the United States;
•	the term “public shareholders” means the holders of the ordinary shares which are being sold as part of the units in this public offering (whether purchased in this offering or in the aftermarket), including any of our existing shareholders to the extent that they purchase or acquire such shares; and
•	the information in this prospectus assumes that the representatives of the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a Cayman Islands company organized on July 30, 2007 as an exempted company with limited liability. Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands. As an exempted company, we are able to avoid direct taxation from the Cayman Islands government for a period of 20 years if such direct taxation were ever introduced in the Cayman Islands by obtaining a tax undertaking from the Cayman Islands government.

We were formed as a blank check company with the purpose of acquiring, through a shares exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in the People’s Republic of China. Our efforts to identify a prospective target business will not be limited to a particular industry.

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including, among other things, increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity leading to China having one of the highest rates of gross domestic product growth among major industrial countries in the world as well as strong growth in many sectors of its economy driven by emerging private enterprises.

Notwithstanding these facts, there are various risks of business acquisitions in China including, among others, the risk that we may be unable to enforce our rights in China, that governments may revert back to former policies less conducive to free trade and that relations between China and countries in other regions of the world, including the United States, may deteriorate leading to reduced trade.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

If we do not consummate a business combination within 18 months of the closing date of our initial public offering, but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period, we will have an additional six months in which to consummate a business combination. If we anticipate that we may not be able to consummate a business combination within such 24 months, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In order to extend the period of time to 36 months, (i) public shareholders (including our founders and special advisors with respect to shares purchased in this offering or otherwise acquired in the public markets by them) must approve the extension and (ii) public shareholders owning less than 35% of the shares sold in this offering can seek to exercise their conversion rights, each as described in this prospectus. Additionally, pursuant to our memorandum and articles of association, if we fail to consummate a business combination within (x) 18 months of the closing date of our initial public offering, (y) within 24 months of the closing date of our initial public offering if we have not consummated a business combination within 18 months of the closing date of our initial public offering but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period or (z) within 36 months from the closing date of our initial public offering if the extended period is approved, our corporate existence will automatically cease and we will liquidate and distribute the proceeds held in the trust account to our public shareholders.

Our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition, although this may entail simultaneous acquisitions of several operating businesses. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (meaning not less than 50% of the voting securities of such target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent integration of the operations and services or products of the acquired companies in a single operating business.

The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (examples of which may include actual and potential sales, earnings and cash flow and book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. In order to consummate a business combination, we may use the proceeds held in the trust account, issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

We may acquire a target business through the use of contractual arrangements that give us effective control over the target business. Such agreements are generally used for acquisitions of target businesses that the PRC government has restricted or limited foreign ownership in. The industry groups that are restricted are wide ranging, and include certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, as examples. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide us with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits or control over a target business as would direct ownership.

Our principal executive offices are located at 108 North 4th Ring East Road, QianHe JiaYuan, Building 9, Suite 607, Beijing, 100029, China and our telephone number is 86-10-8483-1220.

The Offering

Securities offered
10,000,000 units, at $10.00 per unit, each unit consisting of:
• one ordinary share; and
• one warrant.
The units will begin trading on or promptly after the date of this prospectus. Each of the ordinary shares and warrants may trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters determine that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small- to mid-capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will the representatives allow separate trading of the ordinary shares and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report of Foreign Private Issuer on Form 6-K with the Securities and Exchange Commission, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 6-K, or amendment thereto, or in a subsequent Form 6-K, information indicating if the representatives have allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.
Securities sold privately to insiders simultaneously with consummation of this offering
3,200,000 insider warrants at $1.00 per warrant (for an aggregate purchase price of $3,200,000) will be sold to Bright Elite Enterprises Limited, an entity controlled by Ping Du, our Chief Executive Officer, and Matthew Hayden, our Vice Chairman of the Board, Chief Financial Officer and Secretary, and certain of our existing shareholders pursuant to letter agreements among us, such purchasers and the representatives. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants included within the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants will be exercisable on a cashless basis so long as such warrants are held by the initial purchasers or their affiliates. The purchasers have agreed that the insider warrants will not be sold or transferred by them until after we have completed a business combination. The agreements governing the sale of the insider warrants do not provide any mechanism to amend the transfer restrictions imposed on such insider warrants. The agreements simply indicate that the terms cannot be amended without the prior consent of the representatives. This was done to ensure that the terms would not be changed by us and the purchasers without the knowledge of the underwriters — the underwriters would be required to consent to any amendment and would presumably not consent unless there was some compelling reason that would not negatively impact our public shareholders. Currently, the representatives have no intention of waiving these restrictions on transferability.
Ordinary shares:
Number outstanding before this offering
2,500,000 shares
Number to be outstanding after this offering
12,500,000 shares
Warrants:
Number outstanding before this offering
0 warrants
Number to be sold to insiders
3,200,000 warrants
Number to be outstanding after this offering and sale to insiders
13,200,000 warrants
Exercisability
Each warrant is exercisable for one ordinary share.
Exercise price
$7.50 per share
Exercise period
The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, and
• [ ], 2009 [one year from the date of this prospectus].
The warrants will expire at 5:00 p.m., New York City time, on , 2012 [four years from the date of this prospectus] or earlier upon redemption.
However, except with respect to the insider warrants, no warrant will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrant is current and effective and the ordinary shares has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Accordingly, such warrants could expire worthless if we fail to maintain an effective registration statement relating to the ordinary shares issuable upon exercise of the warrants or fail to obtain an exemption under the securities laws of the state of residence of the holder of the warrants. With respect to the insider warrants, we may be able to deliver to the holder of such warrants unregistered ordinary shares notwithstanding our inability to have a prospectus relating to the ordinary shares declared effective.
Redemption
We may redeem the outstanding warrants (including the insider warrants and any warrants issued upon exercise of the unit purchase option issued to the representatives):
• in whole and not in part,

•

at a price of $.01 per warrant at any time while the warrants are exercisable (which will only occur if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current),

• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our ordinary shares equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We will not redeem the warrants unless an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants is available throughout the 30-day redemption period.
If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our ordinary shares may fall below the $14.25 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
Proposed American Stock Exchange symbols for our:
Units
AQN.U
Ordinary shares
AQN
Warrants
AQN.WS
Offering proceeds to be held in trust
$95,800,000 of the proceeds of this offering plus the $3,200,000 we will receive from the sale of the insider warrants (for an aggregate of $99,000,000 or $9.90 per unit sold to the public in this offering) will be placed in a trust account at Merrill Lynch, maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $3,500,000 of underwriting discounts and commissions payable to the underwriters in the offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. These proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. Notwithstanding the foregoing, there can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $3,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. With these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially $100,000).
None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Limited payments and benefits to insiders
There will be no fees or payments of any kind, whether in cash, our securities or otherwise, paid by us or a target business to our existing shareholders, officers, directors, advisors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:
• repayment of amounts borrowed under a $200,000 non-interest bearing line of credit made available by China Ascendance Management Corporation, an affiliate of Matthew Hayden and Ping Du;
• payment of $7,500 per month to China Ascendance Management Corporation for office space and related services; and

•

reimbursement of out-of-pocket expenses incurred by our officers, directors and shareholders in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations, of which there is no limit.

Such payments will be made from the net proceeds of this offering not held in trust.
Additionally, the initial purchasers of the insider warrants or their affiliates will be entitled to exercise such warrants on a cashless basis if we call the warrants for redemption. Furthermore, the holders of our initial shares, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights requiring us to register the resale of their securities commencing after we consummate our initial business combination.
Memorandum and articles of association
As discussed below, there are specific provisions in our memorandum and articles of association that may not be amended prior to our consummation of a business combination, including our requirements to seek shareholder approval of such a business combination and to allow our shareholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our memorandum and articles of association may not be enforceable under the laws of the Cayman Islands, we view these provisions, which are contained in Sections 170 through 174 of our memorandum and articles of association, as obligations to our shareholders and will not take any action to amend or waive these provisions. Our memorandum and articles of association also provides that if we do not consummate a business combination within 18 months of the closing date of our initial public offering, but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period, we will have an additional six months within which to consummate a business combination. If we anticipate that we may not be able to consummate a business combination within such 24 months, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. Additionally, pursuant to our memorandum and articles of association, if we fail to consummate a business combination within (x) 18 months of the closing date of our initial public offering, (y) within 24 months of the closing date of our initial public offering if we have not consummated a business combination within 18 months of the closing date of our initial public offering but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period or (z) within 36 months from the closing date of our initial public offering if the extended period is approved, our corporate existence will automatically cease and we will automatically dissolve and liquidate. This has the same effect as if our board of directors and shareholders had formally voted to approve our voluntary winding up and dissolution. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. Solomon Harris, acting as our Cayman Islands counsel in connection with this offering, has indicated to us that it is their opinion that this is the proper interpretation under Cayman Islands law. We view this provision terminating our corporate life as described above as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.
Shareholders must approve business combination
Pursuant to our memorandum and articles of association, we will seek shareholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require shareholder approval under applicable state or Cayman Islands law. We view this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our memorandum and articles of association. In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering in accordance with the majority of the ordinary shares voted by the public shareholders. We will proceed with a business combination only if (i) a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and (ii) public shareholders owning less than 35% of the ordinary shares sold in this offering exercise their conversion rights, on a cumulative basis with any conversion rights exercised in connection with a proposed extension, described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which approximately 34.99% of the public shareholders may exercise their conversion rights and the business combination will still go forward.
Possible extension of time to consummate a business combination
If we do not consummate a business combination within 18 months of the closing date of our initial public offering, but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period, we will have an additional six months within which to consummate a business combination. If we anticipate that we may not be able to consummate a business combination within 24 months, we may seek shareholder approval to extend the period of time to consummate a business combination by an additional 12 months. In order to extend the period of time to 36 months, (i) public shareholders (including our founders, officers and directors with respect to shares purchased in this offering or otherwise acquired in the public markets by them) must approve the extension and (ii) public shareholders owning less than 35% of the shares sold in this offering can seek to exercise their conversion rights, each described in this prospectus. We will have 18 months to complete a business combination, or 24 months if we do not consummate a business combination within 18 months of the closing date of our initial public offering, but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period. If, at the end of the applicable 18- or 24-month period, we have not obtained shareholder approval for an initial business combination, or at the end of the 24-month period we have not obtained shareholder approval of the extended period, we will dissolve as promptly as practicable and liquidate and release only to our public shareholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest then held in the trust account. If we fail to consummate a business combination within (x) 18 months of the closing date of our initial public offering, (y) within 24 months of the closing date of our initial public offering if we have not consummated a business combination within 18 months of the closing date of our initial public offering but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period or (z) within 36 months from the closing date of our initial public offering if the extended period is approved, our corporate existence will automatically cease except for the purpose of winding up our affairs and liquidating.
We believe that extending the date before which we must complete our business combination to 36 months may be advisable due to the circumstances involved in the evaluation and closing of a business combination in the PRC, including obtaining audited U.S. or IFRS GAAP financial statements of potential targets that have previously kept their accounts in accordance with GAAP of the PRC, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex Chinese regulatory filings and approvals. If we enter into an agreement near the end of this 18-month period, we would have only six months within which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and Chinese regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions.
If holders of 35% or more of the shares sold in this offering both vote against the proposed extension to 36 months and elect to convert their shares into a pro rata portion of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24-month period, we will liquidate. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of the votes cast by public shareholders who vote at the special (or annual) meeting called for the purpose of approving such extension.

If we receive shareholder approval for the extended period and holders of 35% or more of the shares sold in this offering do not vote against the extended period and elect to convert their common stock in connection with the vote for the extended period, we will then have an additional 12 months within which to complete our initial business combination.
A shareholder’s election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved. Shareholders who vote against the extended period and exercise their conversion rights will not be able to vote on the initial business combination. All other shareholders will be able to vote on the initial business combination.
Public shareholders who cause us to convert their shares into their share of the trust account will still have the right to exercise the warrants that they received as part of the units.
If at the end of such 36-month period we have not effected our initial business combination, pursuant to our memorandum and articles of association, our corporate existence will automatically cease and we will liquidate without the need for a shareholder vote.
Conversion rights for shareholders voting to reject a business combination
Pursuant to our memorandum and articles of association, public shareholders voting against a business combination will be entitled to convert their shares into a pro rata share of the trust account (initially $9.90 per share), including any interest earned on their portion of the trust account not previously released to us if the business combination is approved and completed. We view this requirement as an obligation to our shareholders and will not take any action to amend or waive this provision in our memorandum and articles of association. Our existing shareholders will not have such conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether as part of their initial shares or purchased by them in this offering or in the aftermarket. Public shareholders who convert their shares into their share of the trust fund will continue to have the right to exercise any warrants they may hold.
We may proceed with a business combination as long as public shareholders owning less than 35% of the shares sold in this offering exercise their conversion rights. Accordingly, approximately 34.99% of the public shareholders may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 35% on a cumulative basis with any conversion rights exercised in connection with a proposed extension, in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public shareholders. While there are several other offerings similar to ours which include conversion provisions of greater than 20%, the 20% threshold was previously customary and standard for offerings similar to ours. The 35% threshold makes it more difficult for public stockholders seeking to prevent a business combination from doing so. Except as set forth in this prospectus, we do not currently contemplate or intend to take any steps or actions in order to ensure that the 35% conversion level is not met with respect to a proposed transaction.
An eligible shareholder may request conversion at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the approval of the extended period or a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the extended period and the extended period is approved or votes against the business combination and the business combination is approved and completed. Additionally, we may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.
The proxy solicitation materials that we will furnish to shareholders in connection with the vote for the approval of the extended period or any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor.
Any request for conversion, once made, may be withdrawn at any time up to the vote for any proposed business combination. Furthermore, if a shareholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).
If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of the consummation of this offering (or 36 months if our public shareholders approve the extended period). If the initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their orindary shares into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public shareholder.
Investors in this offering who do not sell, or who receive less than an aggregate of approximately $0.10 of net sales proceeds for, the warrants included in the units, and persons who purchase ordinary shares in the aftermarket at a price in excess of $9.90 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.
Liquidation if no business combination
As described above, if we do not enter into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement within 18 months after the consummation of this offering, or if the holders of 35% or more of the shares sold in this offering vote against a proposed extension, if any, beyond 24 months to 36 months and elect to convert their shares into a pro rata share of the trust account or we do not receive shareholder approval for such extension (and we are not able to complete our initial business combination within such 24-month period), it will trigger our automatic dissolution and liquidation pursuant to the terms of our memorandum and articles of association. In such a situation under the Companies Law, (2007 Revision) of the Cayman Islands, referred to in this prospectus as the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate we would liquidate to our public shareholders the amount in our trust account (including any accrued interest then held in the trust account) plus any remaining net assets (subject to our provision for creditors) shortly following expiration of the 21 day period as part of our plan of dissolution and distribution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). We will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. However, we have not received any such waivers yet and there is no guarantee that target businesses and vendors and service providers will execute such agreements in the future. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would not conclude that such agreements are not legally enforceable. Matthew Hayden and Ping Du have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Accordingly, if a claim brought by a target business or vendor or other entity did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Messrs. Hayden and Du would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, Messrs. Hayden and Du would be obligated to indemnify us for such excess. We cannot assure you that they will be able to satisfy their obligations if they are required to do so and if they did not satisfy their obligations, our board of directors would have a fiduciary obligation, and we would be required, to bring a claim against them to enforce our indemnification rights. As a result, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $9.90, plus interest then held in the trust fund.
Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. We will pay the costs of liquidation from our remaining assets outside of the trust account.
If such funds are insufficient, China Ascendance Management Corporation has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment for such expenses.
Escrow of existing shareholders’ shares
On the date of this prospectus, all of our existing shareholders, including all of our officers and directors, will place their initial shares into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to the holder’s members upon its liquidation or to relatives and trusts for estate planning purposes, while remaining in escrow), these shares will not be transferable until such shares are released from escrow. The existing shareholders’ initial shares will be released from escrow pro rata in proportion to their holdings (i) with respect to 500,000 shares, six months after the consummation of a business combination and (ii) with respect to 2,000,000 shares, one year after our consummation of a business combination, or earlier, in either case, if, following a business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities.

Although the insider warrants will not be placed in escrow, the purchasers have agreed that the insider warrants and underlying securities will not be sold or transferred by them until after we have completed a business combination.
Determination of offering size
We agreed to value the offering at $100,000,000 based on the previous transactional experience of our principals. We also considered the size of the offering to be an amount we and the underwriters believed to be successfully received given market conditions, our proposed industry focus and the size of initial public offerings of other similarly structured blank check companies.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company. In addition, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 19 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	December 31, 2007
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	$(273,512)	$95,600,543
Total assets	$249,055	$95,600,543
Total liabilities	$273,512	$—
Value of ordinary shares which may be converted to cash	$—	$34,649,990
Shareholders’ equity	$(24,457)	$60,950,553

(1)	Includes the $3,200,000 we will receive from the sale of the insider warrants. Assumes the payment of the $3,500,000 deferred underwriters discounts and commissions to the underwriters.

The “as adjusted” information gives effect to the sale of the units we are offering by this prospectus and the insider warrants, including the application of the related gross proceeds and the payment of the estimated remaining costs of this public offering and the repayment of the accrued and other liabilities required to be repaid.

The working capital deficiency excludes $249,055 of costs related to this offering which were paid or accrued prior to December 31, 2007. These deferred offering costs have been recorded as a long-term asset and are reclassified against shareholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include $99,000,000 of the amount to be held in the trust account, which will be available to us only upon the consummation of a business combination within twenty four months from the consummation of this offering. Such amount includes $3,500,000 ($0.35 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. However, for presentational purposes, the balance sheet data above assumes the payment to the underwriters of this amount. If a business combination is not so consummated, the trust account totaling $99,000,000 of net proceeds from the offering, including $3,200,000 of proceeds from the private placement of the insider warrants, and all accrued interest earned thereon less (i) up to $3,000,000 that may be released to us to fund our expenses and other working capital requirements and (ii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public shareholders (subject to our obligations under Cayman Islands law to provide for claims of creditors).

We will not proceed with a business combination if public shareholders owning 35% or more of the shares sold in this offering vote against a proposed exetension, if any, and the business combination, on a cumulative basis, and exercise their conversion rights. Accordingly, we may effect a business combination if public shareholders owning up to approximately 34.99% of the shares sold in this offering exercise their conversion rights. If this occurs, we would be required to convert to cash up to approximately 34.99% of the 10,000,000 shares sold in this offering, or 3,499,999 ordinary shares, at an initial per-share conversion price of $9.90 (for a total of approximately $34,649,990), without taking into account interest then held in the trust account. This amount represents $9.55 per share from the proceeds of the offering and the private placements and $0.35 per share of deferred underwriting discounts and commissions. Payment of a portion of the deferred underwriting discounts and commissions to the converting shareholders does not reduce the amount payable to the underwriters if we consummate a business combination ($3,500,000).

The actual per-share conversion price will be equal to:

•	the amount in the trust account, including all accrued interest after distribution of interest income on the trust account balance to us as described above, as of two business days prior to the proposed consummation of the business combination,
•	divided by the number of ordinary shares sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination and distribute the funds held in the trust account, our public shareholders may receive less than $10.00 per share and our warrants will expire worthless.

Pursuant to our memorandum and articles of incorporation, we have 18 months in which to complete a business combination (or 24 months if we have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement within 18 months from the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period, or, if extended pursuant to a shareholder vote as described in this prospectus, within 36 months from the consummation of this offering). If we are unable to complete a business combination within the required time frame and are forced to liquidate our assets, the per-share liquidation distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

Unlike many other blank check companies, we are permitted, pursuant to our memorandum and articles of association, to seek to extend the date before which we must complete an initial business combination to 36 months. As a result, your funds may be held in the trust account for at least three years.

Unlike many other blank check companies, if we have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement within 18 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the more typical 24 months to 36 months by calling a special meeting of our shareholders for the purpose of soliciting their approval for such extension. We believe that an extension could be necessary due to the circumstances involved in the evaluation and closing of a business combination in the PRC, including obtaining audited U.S. GAAP financial statements of potential targets that have previously kept their accounts in accordance with Chinese GAAP, the possible need for restructuring and reorganizing corporate entities and assets and the requirements of complex Chinese regulatory filings and approvals. Without the option of extending to 36 months, if we enter into such agreement near the end of the initial 18-month period, we would have only six months in which to accomplish the necessary accounting reconciliations, satisfy U.S. and the PRC regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions. If the proposal for the extension to 36 months is approved by our shareholders as described in this prospectus, we will have an additional 12 months beyond the more usual 24-month period with which to complete our initial business combination. As a result we may be able to hold your funds in the trust account for at least three years and thus delay the receipt by you of your funds from the trust account on redemption or liquidation.

If we are unable to consummate a business combination, our public shareholders may be forced to wait up to 36 months before receiving liquidation distributions.

Pursuant to our memorandum and articles of incorporation, we have 18 months in which to complete a business combination (or 24 months if we have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement within 18 months from the consummation of this offering and the business combination relating thereto has not yet been consummated within such 18-month period, or, if extended pursuant to a shareholder vote as described in this prospectus, within 36 months from the consummation of this offering). We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public shareholders be entitled to liquidation distributions if we are unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may proceed with a business combination even if public shareholders owning 34.99% of the shares sold in this offering exercise their conversion rights.

We may proceed with a business combination as long as public shareholders owning less than 35% of the shares sold in this offering exercise their conversion rights on a cumulative basis (including any shares previously converted in connection with a vote, if any, on the extended period). Accordingly, approximately 34.99% of the public shareholders may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 35% in order to reduce the likelihood that a small group of investors holding a block of our shares will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public shareholders. This 35% threshold makes it more difficult for public stockholders seeking to prevent a business combination from doing so. While there are a few other offerings similar to ours which include conversion provisions greater than 20%, the 20%, threshold had been customary and standard for offerings similar to ours.

Our business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many shareholders may exercise such conversion rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of shareholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report of Foreign Private Issuer on Form 6-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw a certain amount of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, including companies seeking to consummate a business combination with companies in China, it may be more difficult for us to do so.

From August 2003 until January 15, 2008, based upon publicly available information, approximately 144 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 44 companies have consummated a business combination, while 23 other companies have announced they have entered into a definitive agreement for a business combination, but have not yet consummated such business combination. Accordingly, other than the companies that have already consummated, announced or failed to consummate a business combination, there are approximately 70 blank check companies with more than $10 billion in trust that are seeking to carry out a business plan similar to our business plan. Of these companies, 12 companies with approximately $780 million in trust are seeking to consummate a business combination with a company in China. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by shareholders will be less than $9.90 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. A court could also conclude that such agreements are not legally enforceable. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public shareholders, Matthew Hayden and Ping Du have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. Seeking trust fund waivers from prospective target businesses and vendors, and the contractual commitments we have received from Messrs. Hayden and Du discussed above, are the only actions we will take to protect the funds in the trust account from being depleted by claims against the trust. Because we will seek to have all vendors and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of our officers and directors having any such obligations is minimal. Notwithstanding the foregoing, we have questioned Messrs. Hayden and Du on their financial net worth and reviewed their financial information and believe they will be able to satisfy indemnification obligations of up to $50,000 that may arise, although there can be no assurance of this. Therefore, we cannot assure you that the per-share distribution from the trust fund, if we liquidate, will not be less than $9.90, plus interest then held in the trust fund, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $9.90 per share.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our memorandum and articles of association provides that we will continue in existence only until twenty four months from the consummation of this offering. If we have not completed a business combination by such date and amended this provision in connection thereto, our corporate existence will cease except for the purposes of winding up our affairs and dissolving. As a result, this has the same effect as if we had formally gone through a voluntary liquidation procedure under the Companies Law (2007 Revision) of the Cayman Islands (the “Companies Law”). In such a situation under the Companies Law, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved. In the case of a full voluntary liquidation procedure, any liability of shareholders with respect to a liquidating distribution would be barred if creditors miss the deadline for submitting claims. However, it is our intention to liquidate the trust account to our public shareholders as soon as reasonably possible and our directors and officers have agreed to take any such action necessary to dissolve our company and liquidate the trust account as soon as reasonably practicable if we do not complete a business combination within the required time frames. Pursuant to our Articles of Association, failure to consummate a business combination within the required time frames will trigger an automatic winding up of the company. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them pursuant to such process and any liability of our shareholders may extend beyond the date of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us.

If we are unable to consummate a transaction within the required time frames our purpose and powers will be limited to dissolving and winding up. Upon notice from us, the trustee of the trust account will distribute the amount in our trust account to our public shareholders as part of our plan of dissolution and distribution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, Matthew Hayden and Ping Du have agreed that they will be jointly and severally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public shareholders promptly after our corporate existence terminates, this may be viewed or interpreted as giving preference to our public shareholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No public warrant will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrant is current and effective. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current and effective prospectus related to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the ordinary shares issuable upon the exercise of the public warrants is not current and effective, such warrants may have no value, the market for such warrants may be limited, such warrants may expire worthless and you may have paid the full unit price solely for the ordinary shares included in the unit. Even if the prospectus relating to the ordinary shares issuable upon exercise of the warrants is not current and effective, the warrants underlying the insider warrants may be exercised for unregistered ordinary shares.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable and we will not be obligated to issue ordinary shares unless the ordinary shares issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of ordinary shares by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of ordinary shares upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the ordinary shares issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the public warrants may be deprived of any value, the market for such warrants may be limited and the holders of such warrants may not be able to exercise their warrants if the ordinary shares issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of such warrants reside.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares or debt securities to complete a business combination, which would reduce the equity interest of our shareholders and likely cause a change in control of our ownership.

Our memorandum and articles of association authorizes the issuance of up to 40,000,000 ordinary shares, par value $.00125 per share, and no preferred shares. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the over-allotment option), there will be 12,900,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option granted to the representatives). Although we have no commitment as of the date of this offering, we are likely to issue a substantial number of additional ordinary shares, to complete a business combination. The issuance of additional ordinary shares:

•	may significantly reduce the equity interest of investors in this offering;
•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our ordinary shares.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. We believe that our success depends on the continued service of Matthew Hayden and Ping Du, at least until we have consummated an initial business combination. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. In addition, such individuals are not required to commit any specified amount of time to our affairs and, accordingly, they will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, either of these individuals. The unexpected loss of the services of Messrs. Hayden or Du could have a detrimental effect on us.

The role of our key personnel in the target business, however, cannot presently be ascertained. Although our key personnel such as Matthew Hayden and Ping Du may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous to us.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

None of our directors, officers or their affiliates has been or currently is a principal of, or affiliated or associated with, a blank check company. However, our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We have not established any procedures to ensure that our officers and directors observe their fiduciary duties. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors beneficially own ordinary shares issued prior to this offering and Ping Du, our Chief Executive Officer, through his holding company, Bright Elite Enterprises Limited, and Matthew Hayden, our Vice Chairman, Chief Financial Officer and Secretary, are purchasing insider warrants simultaneously with the consummation of this offering. These securities will not participate in liquidation distributions. Therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors beneficially own ordinary shares that were issued prior to this offering. Additionally, Bright Elite Enterprises Limited, an entity controlled by Ping Du, our Chief Executive Officer; and Matthew Hayden, our Vice Chairman, Chief Financial Officer and Secretary, are purchasing insider warrants upon consummation of this offering. Such persons have waived their right to receive distributions with respect to their initial shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the shares acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future. Additionally, in connection with our business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	a determination that our ordinary shares are a “penny shares” which will require brokers trading in our orindary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

After our business combination, we will be solely dependent on a single business and a limited number of products or services.

Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition, although this may entail the simultaneous acquisitions of several operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses at the same time from different sellers, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent integration of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may require shareholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public shareholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the shareholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. This requirement makes it more difficult for stockholders to elect to convert their shares and more likely that a shareholder will not meet the requirements for conversion. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical shares certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than two weeks for shareholders to deliver their shares, shareholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

The ability of our shareholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of a proposed extension, if any, and an initial business combination, we will offer each public shareholder (but not our existing shareholders) the right to have his, her or its ordinary shares converted to cash if the shareholder votes against the extended period or business combination, as the case may be, and such proposal is approved and, in the case of the business combination, it is also consummated. Such holder must both vote against such extended period or business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their conversion rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may not adequately assess the fair market value of a target business that we seek to acquire.

The target business that we acquire, or acquire control of, must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of our net assets. The fair market value of the target may be determined by our board of directors based upon one or more standards generally accepted by the financial community (examples of which may include actual and potential sales, earnings and cash flow and book value). Accordingly, our board could rely heavily upon assumptions about the future growth and financial prospects of a target business, rather than its historical results of operations. We cannot assure you that such assumptions will prove to be correct. Furthermore, we are not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our unaffiliated shareholders from a financial point of view unless the target is affiliated with our officers, directors, special advisors, existing shareholders or their affiliates. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant. Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek shareholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Furthermore, our negotiating position with any potential target may be harmed as we approach the deadline for the consummation of a business combination, as such target business will know that our deadline cannot be extended. Because only 67 of the 144 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after a business combination.

Our existing shareholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of our offering, our existing shareholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding ordinary shares (assuming they do not purchase any units in this offering). None of our officers, directors, existing shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, existing shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing shareholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing shareholders will continue to exert control at least until the consummation of a business combination.

Our existing shareholders paid an aggregate of $25,000, or $0.01 per share, for their initial shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to the investors in this offering. Our existing shareholders acquired their initial ordinary shares at a nominal price, significantly contributing to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 32.3% or $3.23 per share (the difference between the pro forma net tangible book value per share of $6.77, and the initial offering price of $10.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 10,000,000 ordinary shares as part of the units offered by this prospectus and insider warrants to purchase 3,200,000 ordinary shares. We will also issue an option to purchase 700,000 units to the representatives of the underwriters which, if exercised, will result in the issuance of an additional 700,000 ordinary shares and warrants to purchase an additional 700,000 ordinary shares. To the extent we issue ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional ordinary shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

If our existing shareholders or the purchasers of the insider warrants exercise their registration rights with respect to their initial shares or insider warrants and underlying securities, it may have an adverse effect on the market price of our ordinary shares and warrants and the existence of these rights may make it more difficult to effect a business combination.

Our existing shareholders are entitled to demand that we register the resale of their initial shares at any time commencing three months prior to the date on which their shares are released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of the securities underlying the insider warrants at any time after we consummate a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 2,500,000 ordinary shares and 3,200,000 warrants (and 3,200,000 ordinary shares underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our ordinary shares.

We may not seek an opinion from an unaffiliated third party as to the fair market value of the target business we acquire or that the price we are paying for the business is fair to our unaffiliated stockholders from a financial point of view.

We are not required to obtain an opinion from an unaffiliated third party that the target business we select has a fair market value in excess of at least 80% of our net assets unless our board of directors cannot make such determination on its own. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we are paying is fair to our unaffiliated stockholders from a financial point of view unless the target is affiliated with our officers, directors, special advisors, existing shareholders or their affiliates. If no opinions are obtained, our shareholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust fund, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

If we are deemed to be a Regulated Mutual Fund pursuant to the Mutual Funds Law (2003 Revision) of the Cayman Islands, we may be subject to registration obligations and the oversight of the Cayman Islands Monetary Authority.

A Cayman Islands investment company that, among other things, issues equity interests that are redeemable at the option of the shareholder may be considered a “Regulated Mutual Fund” pursuant to the Mutual Funds Law and required to register with, or be licensed by, the Cayman Islands Monetary Authority. Since our shareholders may only exercise conversion rights upon (i) a business combination being put to a vote of shareholders, (ii) the shareholder voting against the business combination and (iii) that business combination being consummated, we do not believe we are subject to such registration or licensing requirements since conversion is not purely at the option of the shareholder. However, if there is a change to, or clarification of, the Mutual Funds Law, we may be required to comply with the provisions of that law which could require us to expend time and money that we have not allotted for.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets will be located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extraction treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the United States federal securities laws.

Our corporate affairs will be governed by our memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) or the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands.

The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

The Cayman Islands courts are also unlikely:

•	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and
•	to impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The Grand Court of the Cayman Islands may stay proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Risks related to operations in China

Business combinations with companies with operations in China entail special considerations and risks. If we are successful in completing a business combination with a target business with operations in China, we will be subject to, and possibly adversely affected by, the following risks:

After a business combination, substantially all of our assets will likely be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects. China’s GDP has grown consistently since 1978 (National Bureau of Statistics of China). However, we cannot assure you that such growth will be sustained in the future. If in the future China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we effect a business combination, the ability of that target business to become profitable.

The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our financial condition and results of operations may be adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, results of operations and prospects.

A recent positive economic change has been the PRC’s entry into the World Trade Organization, or WTO, the sole global international organization dealing with the rules of trade between nations. It is believed that the PRC’s entry will ultimately result in a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States. If actions are not taken to rectify these problems, trade relations may be strained and this may have a negative impact on China’s economy.

If relations between the United States and the PRC deteriorate, potential target businesses or their goods or services could become less attractive.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive.

As a result of merger and acquisition regulations implemented on September 8, 2006 relating to acquisitions of assets and equity interests of Chinese companies by foreign persons, it is expected that acquisitions will take longer and be subject to economic scrutiny by the PRC government authorities such that we may not be able to complete a transaction.

On September 8, 2006, the Ministry of Commerce, together with several other government agencies, promulgated a comprehensive set of regulations governing the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside the PRC. Although there was a complex series of regulations in place prior to September 8, 2006 for approval of Chinese enterprises that were administered by a combination of provincial and centralized agencies, the new regulations have largely centralized and expanded the approval process to the Ministry of Commerce (MOFCOM), the State Administration of Industry and Commerce (SAIC), the State Administration of Foreign Exchange (SAFE) or its branch offices, the State Asset Supervision and Administration Commission (SASAC), and the China Securities Regulatory Commission (CSRC). Depending on the structure of the transaction as determined once a definitive agreement is executed, these regulations will require the Chinese parties to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Also, completed transactions must be reported to MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction. It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for the Chinese parties and will permit the government much more extensive evaluation and control over the terms of the transaction. Therefore, a business combination we propose may not be able to be completed because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted. Because the September 8, 2006, PRC merger and acquisition regulations permit the government agencies to have scrutiny over the economics of an acquisition transaction and require consideration in a transaction to be paid within stated time limits, we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The regulations have introduced aspects of economic and substantive analysis of the target business and the acquirer and the terms of the transaction by MOFCOM and the other governing agencies through submissions of an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction as determined once a definitive agreement is executed. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets. The regulations require that in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year. Because the Chinese authorities have expressed concern with offshore transactions that convert domestic companies into foreign investment enterprises (FIEs) in order to take advantage of certain benefits, including reduced taxation, in China, regulations require new foreign sourced capital of not less than 25% of the domestic company’s post–acquisition capital in order to obtain FIE treatment. Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment. In asset transactions there must be no harm to third parties or the public interest in the allocation of assets and liabilities being assumed or acquired. These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders interests in an acquisition of a Chinese business or assets.

The PRC merger and acquisition regulations of September 8, 2006, have introduced industry protection and antitrust aspects to the acquisition of Chinese companies and assets which may limit our ability to effect an acquisition.

Under the PRC merger and acquisition regulations, acquisitions of Chinese domestic companies relating to “important industries” that may affect the national economic security or result in the transfer of “actual control” of companies having “famous Chinese brand names” or “well established Chinese brand names” must be reported and approved by the Ministry of Commerce. The merger and acquisition regulations also provide for antitrust review requirements for certain large transactions or transactions involving large companies and roll-up transactions with the same effect in the relevant Chinese market. In addition, certain mergers and acquisitions among foreign companies occurring outside of the PRC could also be subject to antitrust review in China which is similar to United States anti-trust law concepts. The regulations use various economic tests to determine if the transaction has to be reported to MOFCOM which include (i) if any of the parties to the transaction has a turnover in the Chinese market of more than RMB 1,500,000,000, (ii) if in a transaction outside of the PRC, any party thereto has assets in the PRC of more than RMB 3,000,000,000, (iii) if any of the parties to the transaction, before its consummation, has control not less than 20% of the Chinese market, (iv) if any of the parties as a result of the transaction will control 25% of the Chinese market, (v) the foreign investor has acquired 10 or more enterprises in related industries in the PRC during the last year, or (vi) if in a transaction outside of the PRC results in the foreign entities acquiring 15 or more FIEs in related industries within the PRC. Exemptions may be sought from the MOFCOM and SAIC on the basis that: (i) the transaction will improve market competition, (ii) the transaction will restructure unprofitable entities and ensures employment, (iii) the transaction will introduce high technologies and increase international competitiveness, and (iv) the transaction will improve the environment. Notwithstanding the September 8, 2006, regulations, the Anti-Monopoly Law of the PRC will take effect as of August 1, 2008, which may replace or supplement the above provisions. Any transaction that we contemplate will have to comply with these regulations and may require additional approval or abandonment if we are not able to satisfy the requirements of the governmental authorities. When we evaluate a potential transaction, we will consider the need to comply with these regulations which may result in our modifying or not pursuing a particular transaction.

Ambiguities in the regulations of September 8, 2006 may make it difficult for us to properly comply with all applicable rules and may affect our ability to consummate a business combination.

Although the merger and acquisition regulations provide specific requirements and procedures, there are many ambiguities which give the regulators great latitude in the approval process which will cause uncertainty in our ability to complete a transaction on a timely basis.

The merger and acquisition regulations set forth many requirements that have to be followed, but there are still many ambiguities in the meaning of many provisions. Although further regulations are anticipated in the future, until there has been clarification either by pronouncements, regulation or practice, there is some uncertainty in the scope of the regulations. Moreover, the ambiguities give the regulators wide latitude in the enforcement of the regulations and approval of transactions. Therefore, we cannot predict the extent to which the regulations will apply to a transaction, and therefore, there may be uncertainty in whether or not a transaction will be completed until the approval process is under way or until the preliminary approvals are obtained. This may negatively impact our ability to consummate a business combination.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could materially and adversely impact our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. Imposition of similar restrictions may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a material and adverse impact on our profitability.

Any devaluation of currencies used in the PRC could negatively impact our target business’ results of operations and any appreciation thereof could cause the cost of a target business as measured in United States dollars to increase.

Because our objective is to complete a business combination with a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income following a business combination would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. The conversion of Renminbi into foreign currencies such as the United States dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. Historically, China “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from other countries, the PRC recently reformed its economic policies to establish a floating value for its currency. However, China recently adopted a floating rate with respect to the Renminbi, with a 0.3% fluctuation. As of            2008, the exchange rate of the Renminbi was  against the United States dollar, amounting to a % appreciation of the Renminbi. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase. Further, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

Following a business combination, our payroll and other costs of non-United States operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-United States currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, financial condition and operating results. The value of Renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the United States dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the State Administration for Foreign Exchange (SAFE) regulates the conversion of the Renminbi into foreign currencies. Currently, foreign investment enterprises (FIEs) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. We cannot assure you that the PRC regulatory authorities will not impose further restrictions on the convertibility of the Renminbi. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.

If the PRC enacts regulations in our target business’ proposed industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely limit the candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;
•	revoking our business and other licenses;
•	requiring that we restructure our ownership or operations; and
•	requiring that we discontinue any portion or all of our business.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Regulations were issued on October 21, 2005 by the SAFE (that replaced two previously issued regulations on January 24, 2005 and April 8, 2005, respectively) that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC shareholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our business combination strategy and adversely affect our operations.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Chinese law will govern almost all of our target business’ material agreements, many of which may be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws and contracts in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may not be subject to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in a PRC operating company, injure a third party or affect the social public interest. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder. However, since there has been limited implementation guidance provided with respect to the merger and acquisition regulations, there can be no assurance that the relevant government agency would not apply them to a business combination effected through contractual arrangements. If such an agency determines that such an application should have been made consequences may include levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

If our management following a business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws which could lead to various regulatory issues.

Following a business combination, our management will likely resign from their positions as officers of the company and the management of the target business at the time of the business combination will remain in place. We cannot assure you that management of the target business will be familiar with United States securities laws. If new management is unfamiliar with our laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Because any target business with which we attempt to complete a business combination may be required to provide our shareholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of United States Federal securities laws, in order to seek shareholder approval of a business combination, a proposed target business may be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with U.S. generally accepted auditing standards, we may not be able to complete a business combination with that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may complete a business combination. Furthermore, to the extent that we seek to acquire a target business that does not have financial statements prepared in accordance with United States generally accepted accounting principles, it could make it more difficult for our management to analyze such target business and determine whether it has a fair market value in excess of 80% of our net assets. It could also delay our preparation of our proxy statement that we will send to shareholders relating to the proposed business combination with such a target business, thereby making it more difficult for us to consummate such a business combination.

If certain exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our shareholders following a business combination.

According to the PRC’s applicable income tax laws, regulations, notices and decisions related to foreign investment enterprises and their investors (the “Applicable Foreign Enterprises Tax Law”), income such as dividends and profits distribution from the PRC derived from a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless the relevant income is specifically exempted from tax under the Applicable Foreign Enterprises Tax Law. Currently, profits derived by a shareholder, such as through dividends, from a foreign-invested enterprise (an “FIE”) are exempted. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our shareholders to pay corporate withholding taxes.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we will rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such reserve account may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the conversion rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, including the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust fund), will be as set forth in the following table:

	Without Over-Allotment Option		Over-Allotment Option Exercised
Gross proceeds
From offering	$100,000,000		$115,000,000
From private placement	3,200,000		3,200,000
Total gross proceeds	103,200,000		118,200,000
Offering expenses(1)
Underwriting discount (7% of gross proceeds from offering, 3.5% of which is payable at closing and 3.5% of which is payable upon consummation of a business combination)	3,500,000	(2)	4,025,000	(2)
Legal fees and expenses	335,000		335,000
Miscellaneous expenses	4,577		4,577
Printing and engraving expenses	100,000		100,000
American Stock Exchange filing and listing fee	80,000		80,000
Accounting fees and expenses	50,000		50,000
SEC registration fee	8,442		8,442
FINRA filing fee	21,981		21,981
Total offering expenses	$4,100,000		$4,625,000
Net proceeds
Held in trust	99,000,000		113,475,000
Not held in trust	100,000		100,000
Total net proceeds	$99,100,000		$113,575,000
Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)(4)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination.	1,000,000		(32.2%)
Payment of administrative fee to China Ascendance Management Corporation ($7,500 per month for 36 months)	270,000		(8.7%)
Due diligence of prospective target businesses by officers, directors and existing shareholders	250,000		(8.1%)
Legal and accounting fees relating to SEC reporting obligations	200,000		(6.5%)
Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.	1,380,000		(44.5%)
Total	$3,100,000		(100.0%)

(1)	Approximately $114,755 of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the American Stock Exchange listing fee and a portion of the legal and audit fees, have been paid from the funds we received from China Ascendance Management Corporation described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants. For purposes of presentation, the underwriting discounts are reflected as the amount payable to the underwriters upon consummation of the offering. An additional $3,500,000, or $4,025,000 if the over-allotment option is exercised in full, all of which will be deposited in trust following the consummation of the offering, is payable to the underwriters only if and when we consummate a business combination.
(3)	The amount of proceeds not held in trust will remain constant at $100,000 even if the over-allotment option is exercised. In addition, $3,000,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.

In addition to the offering of units by this prospectus, Bright Elite Enterprise Limited, an entity controlled by Ping Du, and Matthew Hayden, and certain of our existing shareholders have committed to purchase the insider warrants (for an aggregate purchase price of $3,200,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from these purchases will be placed in the trust fund described below.

$95,800,000, or $110,275,000 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $3,200,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Merrill Lynch, maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination.

The payment to China Ascendance Management Corporation, an affiliate of Matthew Hayden and Ping Du, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by China Ascendance Management Corporation for our benefit and is not intended to provide Messrs. Hayden and Du compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Beijing area in the PRC, that the fee charged by China Ascendance Management Corporation is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public shareholders. Other than the $7,500 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees), whether paid in cash, our securities or otherwise, will be paid by us or a target business to any of our existing officers, directors, shareholders, special advisors or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses” and “Working capital to cover miscellaneous expenses, D&O insurance, taxes and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us out of trust for our search for a business combination will be approximately $100,000. In addition, interest earned on the funds held in the trust account, up to $3,000,000, may be released to us to fund our working capital requirements. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe. We intend to use the excess working capital (approximately $1,380,000) for director and officer liability insurance premiums (approximately $120,000), with the balance of $1,260,000 being held in reserve for tax payments and in the event due diligence, taxes, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing shareholders in connection with activities on our behalf as described above. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds available to us to pay to consultants to assist us with our search for a target business. We could also use a portion of the funds available to us as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, conducting due diligence with respect to, or completing a business combination with, a potential target business.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be held as cash or cash equivalents or will be invested only in United States “government securities” so that we are not deemed to be an investment company under the Investment Company Act. The income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

The allocation of net proceeds not held in trust represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital shares is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, China Ascendance

Management Corporation has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has contractually agreed not to seek repayment of such expenses.

China Ascendance Management Corporation has advanced to us a total of $114,755 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, FINRA filing fee, the non-refundable portion of the American Stock Exchange listing fee and legal and audit fees and expenses. The loans were made under a $200,000 non-interest bearing line of credit and are payable on the earlier of June 1, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering available to us.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for the next 24 months (or 36 months if the extended period is approved), assuming that a business combination is not consummated during that time.

A public shareholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public shareholder converts such shares into cash in connection with a business combination which the public shareholder voted against and which we consummate. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus or included in the insider warrants, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be converted into cash), by the number of outstanding ordinary shares.

At December 31, 2007, our net tangible book value was a deficiency of $273,512 or approximately $(0.11) per ordinary share. After giving effect to the sale of 10,000,000 ordinary shares included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at December 31, 2007 would have been $60,950,553 or $6.77 per share, representing an immediate increase in net tangible book value of $6.88 per share to the existing shareholders and an immediate dilution of $3.23 per share or 32.3% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $34,649,990 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public shareholders (but not our existing shareholders) may result in the conversion into cash of up to approximately 34.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (which includes $3,500,000 in deferred underwriting discounts and commissions) as of two business days prior to the shareholder vote to approve the extended period, if any, or the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and insider warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.11)
Increase attributable to new investors and private placement sales	6.88
Pro forma net tangible book value after this offering		6.77
Dilution to new investors		$3.23

The following table sets forth information with respect to our existing shareholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing shareholders	2,500,000	20.00%	$25,000	0.02%	$0.01
New investors	10,000,000	80.00%	$100,000,000	99.98%	$10.00
	12,500,000	100.00%	$100,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:
Numerator:
Net tangible book value before the offering	$(273,512)
Offering costs accrued for or paid in advance and excluded from the tangible book value before the offering	249,055
Proceeds from this offering and private placement	99,100,000
Proceeds from stock subscription receivable	25,000
Less: Deferred underwriter's fee paid upon consummation of a business combination	(3,500,000)
Less: Proceeds held in trust subject to conversion to cash ($99,000,000 x 34.99%)	(34,649,990)
$60,950,553
Denominator:
Ordinary shares outstanding prior to the offering	2,500,000
Ordinary shares included in the units offered	10,000,000
Less: Shares subject to conversion (10,000,000 x 34.99%)	(3,499,999)
9,000,001

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2007 and as adjusted to give effect to the sale of our units and insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2007
	Actual	As Adjusted(1)
Liabilities:
Underwriter fee payable	$—	$—
Notes payable to shareholder	114,755 (2)	—
Total debt	$114,755 (2)	—
Ordinary shares, $.00125 par value, -0- and 3,499,9999 shares which are subject to possible conversion, shares at conversion value	—	$34,649,990
Shareholders’ equity:
Ordinary shares, $.00125 par value, 40,000,000 shares authorized; 2,500,000 shares issued and outstanding, actual; 9,000,001 shares issued and outstanding (excluding 3,499,999 shares subject to possible conversion), as adjusted	$3,125	$15,625
Additional paid-in capital	21,875	60,959,385
Subscription receivable	(25,000)	0
Deficit accumulated during the development stage	(24,457)	(24,457)
Total shareholders’ equity	(24,457)	60,950,553
Total capitalization	$90,298	$95,600,543

(1)	Includes the $3,200,000 we will receive from the sale of the insider warrants. Assumes the payment of the $3,500,000 deferred underwriters discounts and commissions to the underwriters.
(2)	Represents amounts borrowed under a line of credit from China Ascendance Management Corporation. As of the date of this prospectus, $114,755 of borrowings were outstanding under the line of credit.

If our public stockholders approve the extended period or we consummate a business combination, the conversion rights afforded to our public shareholders (but not our existing shareholders) may result in the conversion into cash of up to approximately 34.99% of the aggregate number of shares sold in this offering, on a cummulative basis, at a per-share conversion price equal to the amount in the trust account (which includes $3,500,000 in deferred underwriting discounts and commissions), inclusive of any interest thereon, as of two business days prior to the date of the stockholder vote to approve the extended period or the proposed consummation of a business combination, as the case may be, divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

We were formed on July 30, 2007 to serve as a vehicle to acquire, through a shares exchange, asset acquisition or other similar business combination, an operating business, or control of such operating business through contractual arrangements, that has its principal operations located in the People’s Republic of China. We intend to utilize cash derived from the proceeds of this offering, our capital shares, debt or a combination of cash, capital shares and debt, in effecting a business combination. The issuance of additional shares of our capital shares:

•	may significantly reduce the equity interest of our shareholders;
•	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
•	may adversely affect prevailing market prices for our ordinary shares. Similarly, if we issue debt securities, it could result in:
•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $600,000 and underwriting discounts of approximately $7,000,000, or $8,050,000 if the over-allotment option is exercised in full, will be approximately $92,400,000, or $106,350,000 if the over-allotment option is exercised in full. However, the underwriters have agreed that $3,500,000, or $4,025,000 if the over-allotment option is exercised in full, of the underwriting discounts and commissions due will not be payable unless and until we consummate a business combination. Accordingly, $95,800,000, or $110,275,000 if the over-allotment option is exercised in full, of the net proceeds of this offering will be held in trust and the remaining $100,000 in either case will not be held in trust. An additional $3,200,000 will also be deposited into trust upon consummation of this offering from the sale of the insider warrants described below. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding the deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital shares is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust fund were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, together with the up to $3,000,000 of interest income that may be released to us from the trust account,will be sufficient to allow us to operate for the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately $1,000,000 of expenses for legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $250,000 of expenses for the due diligence and investigation of a target business by our officers, directors and existing shareholders, $200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations, $270,000 for the administrative fee payable to China Ascendance Management Corporation ($7,500 per month for 36 months) and $1,380,000 for general working capital that will be used for miscellaneous expenses, taxes and reserves, including approximately $120,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay to China Ascendance Management Corporation, an affiliate of Messrs. Hayden and Du, a monthly fee of $7,500 for general and administrative services.

Through the date of this prospectus, China Ascendance Management Corporation has advanced an aggregate of $114,755 to us for payment of offering expenses on our behalf. The loans were made under a $200,000 non-interest bearing line of credit and are due and payable on the earlier of June 1, 2008 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

Bright Elite Enterprises Limited, an entity controlled by Ping Du, our Chief Executive Officer, and Matthew Hayden, our Vice Chairman of the Board, Chief Financial Officer and Secretary, and certain of our existing shareholders have committed to purchase an aggregate of 3,200,000 warrants at $1.00 per warrant (for an aggregate purchase price of $3,200,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We believe that the purchase price of the insider warrants approximates the fair value of such warrants and therefore the issuance and sale of such warrants will not have any impact on our financial condition and results of operation. However, if it is determined, at the time of the offering, that the fair value of the insider warrants exceeds the $1.00 purchase price, we would have to record compensation expense for the excess of the fair value of the warrants on the day of purchase over the $1.00 purchase price in accordance with SFAS 123(R).

We have agreed to issue to the representatives of the underwriters, for $100, an option to purchase up to a total of 700,000 units. This option will be valued at the date of issuance; however, for illustrative purposes, at January 8, 2008, we estimated that the fair value of this option is $3,097,998 ($4.43 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representatives is estimated as of the date of grant using the following assumptions: (1) expected volatility of 45.91%, (2) risk-free interest rate of 3.29% and (3) expected life of 5 years.

PROPOSED BUSINESS

Introduction

We are a recently organized Cayman Islands blank check company incorporated on July 30, 2007 in order to serve as a vehicle for the acquisition of, or acquisition of control of, an operating business that has its principal operations located in the People’s Republic of China. Our efforts to identify a prospective target business will not be limited to a particular industry.

Opportunities in China

Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC’s political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•	prolonged economic expansion within China, including gross domestic product growth of approximately 9% on average over the last 25 years, including 9.5% in 2004, 9.9% in 2005 and 10.7% in 2006, with a projected rate of 10.9% for 2007 (National Bureau of Statistics of China);
•	increased government focus within China on privatizing assets, improving foreign trade, WTO compliance and encouraging business and economic activity;
•	as of December 11, 2006, China has opened its vast and underserved banking market in compliance with the WTO agreement for foreign ownership;
•	Private enterprises in the last few years have experienced more difficulties in finding financing through traditional means such as bank loans, making them more amenable to access to growth capital through other means; and
•	Due to increasing affluence among the general population, significant growth is being forecasted in sectors with significant consumer exposure, including automotive, healthcare, mobile communications, advertising and retail.

We believe that these factors and others should enable us to acquire a target business with growth potential on favorable terms.

Notwithstanding these facts, there are various political and country risks of business combinations in China including, among others, the risk that we may be unable to enforce our rights in China, that China may revert back to former policies regarding privatization of businesses and that relations between China and other countries, including the US, may deteriorate leading to reduced trade.

Our competitive strengths

We believe our specific competitive strengths in successfully accomplishing a business combination that will build shareholder value in the long-run are as follows:

•	Differentiated Deal Sourcing Capabilities Through Extensive Business Contacts in China. Our management team has accumulated a substantial base of contacts through their affiliations in China’s business and government sectors. We believe these affiliates and contacts will provide us with access to a significant amount of attractive deal sourcing. Because our team’s background spans a wide range of professional expertise and industry sectors, including private equity investing, public equity investing, financial advisory, operational management and senior-level Chinese government, we expect our potential deal flow to derive from a varied and diverse set of contacts. For example, Mr. He, our Chairman of the Board, has over 30 years of experience in both senior level government and management roles, while Mr. Du, our Chief Executive Officer and director, has held senior management roles in a venture capital firm that is affiliated with TsingHua University, one of China’s most prestigious universities, whose alumni and affiliates often hold key executive positions in businesses and government. Our Vice Chairman and CFO, Matt Hayden, has provided consulting services on behalf of 25 Chinese reverse merger companies. Mr. Hayden also works regularly with groups in China that represent participants in reverse merger transactions and consults for companies seeking growth capital. In addition, Mr. Liu has over 30 years of experience as senior executive of a major Chinese automotive parts supplier, while Mr. McCarthy’s vast exposure to a broad range of Chinese businesses as a former Deloitte & Touche associate managing partner in China, will also contribute significantly both sourcing and analyzing qualified deal flows.
•	Diverse Industry Backgrounds. Our management team and board members all have either substantial personal experience in or connections with business executives in a wide range of business sectors, including, but not limited to automotive, aviation, banking, energy and renewable energy/cleantech, finance, healthcare, infrastructure, internet, media, natural resources, pharmaceutical, retail, telecommunications and other service sectors. For example, Mr. He, our Chairman, has many years of experience in the healthcare sector, and Mr. Liu’s brings significant operating experience in the automotive industry. We believe that this sector diversity will expand the range of attractive acquisition targets available to the team. Additionally, Mr. Hayden, our Vice Chairman and CFO has extensive experience in advising public companies on critical aspects of financial and corporate communications which we believe would be valuable if we are able to successfully consummate a merger.
•	Experience in Deal Execution. Our executive officers, directors and advisors collectively have over 130 years of experience in investment or advisory of private and public Chinese companies in various industries with respect to complex business transactions such as mergers and acquisitions and financings. We believe our management team’s transactional experience and government contacts, including involvement in many successfully executed China related acquisitions, will increase the likelihood of successfully completing a business combination in a timely and cost-effective manner. Most of our team members have in-depth understanding of Chinese business culture, which we believe will facilitate effective communication and negotiations with the larger business. In addition, one of the known past difficulties with emerging China based businesses is their financial reporting and accounting integrity. Both the management team and certain board members have experience in finding, acquiring and merging with companies comparable in size to that targeted by us. In particular, our Chairman, Mr. He, has been involved in finding and advising the acquisition of or investment in no less than 6 similar or larger companies in China. We expect our team’s broad China experience, complemented by Mr. McCarthy’s deep auditing background in China, should significantly reduce such risks.
•	Management Operating Experience. Most of our management team members have experience serving as senior members of management of sizable business enterprises in China and the U.S. We believe that this depth of industry operational experience provides us with a competitive advantage in evaluating businesses and acquisition opportunities, particularly in China, where many management teams have little or no direct operating experience. We believe this experience will also be very helpful in identifying, acquiring and retaining experienced operating managers.
•	Understanding of Chinese and U.S. Governmental Regulations and Policies. Our team has significant experience in dealing with various government policies in China that may impact the industries of our acquisition targets, and their merger with our company. In addition, Mr. McCarthy, one of our directors, has substantial experience dealing with U.S. corporate governance, SEC regulations and financial reporting based on U.S. generally accepted accounting principles. Our management team also has significant experience in interpreting and successfully navigating through the compliance of the evolving Chinese policies, obtaining governmental and regulatory approvals, conducting business, legal and financial due diligence, and managing cross border transactions.

Strategy

We intend to focus our efforts on identifying target businesses in China that have at least several of the following characteristics:

•	companies that are domestic leaders in their respective market segments;
•	companies characterized by the high quality and integrity of their management teams;

•	companies that possess a clear business plan for the next 3 to 5 years;
•	companies that have strong brand name and corporate identity with their customers;
•	companies that have clear and transparent financial and accounting practices;
•	companies that have demonstrated growth rates in revenues, earnings and market shares;
•	companies that may be undervalued due to short-term correctible problems;
•	companies that exhibit the potential to successfully expand into the national market across China and/or the global marketplace; and
•	companies that are in a growth industry that supports government policies.

Government Regulations

Government regulations relating to foreign exchange controls

The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, China’s currency, is freely convertible for trade and service related foreign exchange transactions (such as normal purchases and sales of goods and services from providers in foreign countries), but not for direct investment, loan or investment in securities outside of China unless the prior approval of the State Administration for Foreign Exchange (“SAFE”) of China is obtained. Foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, involving a change of equity ownership of a PRC operating entity or through contractual arrangements with a PRC operating entity, our subsidiary will likely be deemed an FIE as a result of our ownership structure. Upon obtaining the necessary registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination. On October 21, 2005, the SAFE issued Circular No. 75 on “Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Corporate Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles.” Circular No. 75 confirms that the use of offshore special purpose vehicles as holding companies for PRC investments is permitted as long as proper foreign exchange registrations are made with the SAFE.

Government regulations relating to taxation

Pursuant to the PRC Enterprise Income Tax Law, which became effective on January 1, 2008, the general enterprise income tax rate in the PRC is 25% (except for certain qualifying small-scale and small-profit enterprises and hi-tech enterprises which are subject to EIT rates of 20% and 15%, respectively).

Pursuant to notice by the PRC State Council on the Implementation of the Grandfathering Preferential Policies under the PRC Enterprise Income Tax Law [Decree No. [2007] 39], as of January 1, 2008, the enterprises that have been subject to preferential tax rates shall be taxed at rates to be increased from the current rate to the full rate under the EIT law within a period of 5 years. Among others, the enterprises that have been taxed at 15% currently shall be taxed at 18% in 2008, 20% in 2009, 22% in 2002, 24% in 2011 and 25% in 2012; the enterprises that have been taxed at 24% under the old income tax law shall be taxed at 25% as of 2008. As of January 1, 2008, the enterprises that have been granted “two plus three” and “five plus five” tax concessions shall continue to enjoy the tax concessions until the expiration date in accordance with the tax preferences under the old income tax law, regulations and relevant provisions. Where the tax preferences have not been granted due to the fact that the enterprises have not made any profits, the tax preferential period shall commence as of 2008. The enterprises, to which the tax preferential policies apply during the transitional period, refer to those enterprises that have obtained the business registrations at the local office of State Administration of Industry and Commerce before March 16, 2007.

Non-resident enterprises without an establishment or place of business in the PRC are subject to withholding tax at the rate of 20% on various types of passive income (e.g. dividends, interest, rentals, royalties and other income) derived from the PRC.

Regulation of foreign currency exchange and dividend distribution

Foreign currency exchange.  Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions.  Pursuant to recent regulations issued by the SAFE, PRC residents are required to register with and receive approvals from SAFE in connection with offshore investment activities. SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.

On January 24, 2005, SAFE issued a regulation stating that SAFE approval is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities in exchange for the equity interests or assets of the foreign entities. The regulation also states that, when registering with the foreign exchange authorities, a PRC company acquired by an offshore company must clarify whether the offshore company is controlled or owned by PRC residents and whether there is any share or asset link between or among the parties to the acquisition transaction.

On April 8, 2005, SAFE issued another regulation further explaining and expanding upon the January regulation. The April regulation clarified that, where a PRC company is acquired by an offshore company in which PRC residents directly or indirectly hold shares, such PRC residents must (i) register with the local SAFE regarding their respective ownership interests in the offshore company, even if the transaction occurred prior to the January regulation, and (ii) file amendments to such registration concerning any material events of the offshore company, such as changes in share capital and share transfers. The April regulation also expanded the statutory definition of the term “foreign acquisition”, making the regulations applicable to any transaction that results in PRC residents directly or indirectly holding shares in the offshore company that has an ownership interest in a PRC company. The April regulation also provides that failure to comply with the registration procedures set forth therein may result in the imposition of restrictions on the PRC company’s foreign exchange activities and its ability to distribute profits to its offshore parent company.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005 mentioned above.

According to Notice 75:

•	prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;
•	an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and
•	an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests over the relevant assets located in China.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

On May 29, 2007, SAFE issued updated internal implementing rules (“Implementing Rules”) in relation to foreign exchange registrations made pursuant to Notice 75. The Implementing Rules include a more detailed list of materials to be submitted in support of traditional Notice 75 registrations, including:

•	more detailed information regarding the relevant industry, controlling shareholders and management, and history of the onshore company;
•	the onshore company's financial information for the most recent three years;
•	signed financing documents or term sheet; and
•	for registrations by individuals (as opposed to enterprises), audited financial statements of the Onshore Company for the most recently completed audit period.

It remains unclear whether the requirement to provide three years of audited financials effectively eliminates shareholders of Chinese domestic entities with operating histories of less than three years from completing the Notice 75 registration. However, preliminary inquiries with the Beijing branch of SAFE suggest that this could be case.

In relation to traditional Notice 75 registrations, the Implementing Rules further require that:

•	formation or control of an Offshore SPV by a Chinese enterprise other than venture capital enterprises (as opposed to individuals) requires approval from central SAFE;
•	the onshore company is responsible for coordinating the SAFE registrations of its shareholders and must report any non-compliance by them; and
•	employee option plans must be registered collectively through an “entrustment arrangement.”

Prior to the issuance of the Implementing Rules, there were no procedures for SAFE registration by PRC citizens or residents who had used offshore funds to set up offshore companies to invest in China without first establishing an onshore company. Lacking such procedures, such transactions could not be undertaken without risk of violating China's foreign exchange regulations. Schedule 2 of the Implementing Rules, which permits registration by PRC citizens or residents who inject their “legally owned” offshore assets into an Offshore SPV for the purposes of financing operations in China, potentially provides a channel for registration of this type of transaction. However, in order to complete a Schedule 2 registration, the Offshore SPV must have been in existence for at least two years (or one year in the case of technology or R&D companies). Schedule 3 of the Implementing Rules provides analogous registration procedures for Chinese enterprises wishing to convert a legally established offshore subsidiary into an Offshore SPV. The offshore subsidiary must have been in operation for three years prior to converting to become an Offshore SPV.

The Implementing Rules also provide additional procedural requirements and clarifications, including:

•	new rules and procedures for the formation or acquisition of a Chinese domestic company by an Offshore SPV; however, proper SAFE registration must have been completed for the Offshore SPV and the Offshore SPV must have been in existence and operating for at least three years in compliance with its approved business scope;

•	clarifications regarding “remedial registration” for individuals and enterprises that have completed the round-trip investment using an Offshore SPV (meaning that the related Chinese round-trip investee enterprise has obtained its foreign exchange certificate) but failed to properly complete Notice 75 registration; however, if there has been any distribution of dividends or profits, dissolution, transfers of shares, reduction of capital or payment of principal or interest on shareholder loan since April 21, 2005 without proper Notice 75 registration, then the Onshore Company and its controlling shareholders should be subject to fines or other punishment for evasion of foreign exchange regulations prior to completion of remedial registration; and
•	new rules and procedures relating to the remittance of gains of PRC citizens or residents from Offshore SPVs into China.

As a Cayman Islands company, and therefore a foreign entity, if we purchase the assets or equity interest of a PRC company owned by PRC residents, such PRC residents will be subject to the registration procedures described in the regulations as currently drafted. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

As a result of the lack of implementing rules, other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, and uncertainty as to when the new regulations will take effect, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our shareholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, although we have no control over either our shareholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects following a business combination.

Dividend distribution.  The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•	The Sino-foreign Equity Joint Venture Law (2001), as amended;
•	The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (2001), as amended;
•	The Sino-foreign Cooperative Enterprise Law (2000), as amended;
•	The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;
•	The Foreign Investment Enterprise Law (2000), as amended; and
•	The Regulations of Implementation of the Foreign Investment Enterprise Law (2001), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of foreign investors’ merging Chinese enterprises

On August 8, 2006, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange jointly promulgated the Provisions for Foreign Investors to Merge Domestic Enterprises, which took effect on September 8, 2006, replacing the Interim Provisions for Foreign Investors to Merge Domestic Enterprises issued in March 2003 by four authorities, the Ministry of Foreign Trade and Economic Cooperation, State Administration of

Taxation, State Administration for Industry and Commerce and State Administration of Foreign Exchange. The State-owned Assets Supervision and Administration Commission and China Securities Regulatory Commission newly join the regulation promulgation.

For those merger and acquisition transactions in terms of state-owned assets/equity interests, certain other procedures and conditions shall be followed, mainly including:

•	Disposal of the state-owned assets/ equity interests shall be approved by the SASAC or its local counterparts;
•	Transactions impacting the state-owned assets/equity interests shall be examined and audited by the agency institutions and appraised by a qualified assets appraisal institution and the determination of relevant price shall be based on such appraisal report; and
•	The transfer of state-owned assets/equity interests must be performed through an authorized equity exchange institution and by means of auction, bid, agreement or other methods stated by laws and regulations. If there are two or more intended transferees after the public notice, the transfer shall be determined by means of auction or bid in public.

The new regulation adds one chapter on the acquisition with equity as the consideration including one section on the special purpose company. This chapter stipulated the relevant conditions and approval procedures in detail making such acquisitions workable. The currently mandatory requirement for the submission of fund remittance into China will be changed.

The Anti-monopoly Chapter in the new regulation is more or less the same as the existing interim regulation, although Chinese government is recently tightening such control.

We cannot predict how such regulations especially the anti-monopoly examination will affect our future completion of a business combination. However, we are confident our strong and in-depth understanding of Chinese market would help us minimize the negative impacts.

Use of contractual arrangements

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers, for example. In addition there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital shares, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital shares exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have its principal operations in the People’s Republic of China and has a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Except as described elsewhere herein, we have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including government contacts, referrals from industry executives, investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. Our management team has a substantial base of contacts in the public and private equity markets and mergers and acquisitions industry.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors, shareholders, special advisors or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or shareholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. However, as of the date of this prospectus, there are no entities affiliated with our officers, directors, special advisors or shareholders that we would consider as a business combination target.

Selection of a target business and structuring of a business combination

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We intend to focus our efforts on identifying target businesses in China that have at least several of the following characteristics:

•	companies that are domestic leaders in their respective market segments;
•	companies characterized by the high quality and integrity of their management teams;
•	companies that possess a clear business plan for the next 3 to 5 years;
•	companies that have strong brand name and corporate identity with their customers;
•	companies that have clear and transparent financial and accounting practices;
•	companies that have demonstrated growth rates in revenues, earnings and market shares;
•	companies that may be undervalued due to short-term correctible problems;
•	companies that exhibit the potential to successfully expand into the national market across China and/or the global marketplace; and
•	companies that are in a growth industry that supports government policies.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target business

The target business that we acquire, or acquire control of, must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We anticipate structuring a business combination to acquire 100% of the equity interests of the target business. We may, however, structure a business combination to acquire less than 100% of such interests of the target business but will not acquire less than a controlling interest (which would be at least 50% of the voting securities of the target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings and cash flow and book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. As any such opinion would be addressed to our board of directors for their use in evaluating the transaction, we do not anticipate that our shareholders would be entitled to rely on such opinion. However, as such opinion would be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows shareholders to rely on their opinion will not be a factor in determining which firm to hire. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of business diversification

Our business combination must be with a target business or businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above, although this process may entail the simultaneous acquisitions of several operating businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited ability to evaluate the target business’ management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that each of our executive officers could remain in a senior management or advisory position with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our executive officers may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for shareholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law. If a majority of the ordinary shares voted by the public shareholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until the expiration of 18 months from consummation of this offering (or 24 months if a letter of intent, memorandum of understanding, agreement in principle or definitive agreement has been executed within such 18-month period but as to which a combination is not yet complete, or 36 months if the extended period is approved).

In connection with seeking shareholder approval of a business combination, we will furnish our shareholders with proxy solicitation materials containing the information we believe is required by the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve our business combination at least two business days prior to such record date.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the ordinary shares voted by the public shareholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the aftermarket by any of our existing shareholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. None of our officers, directors, existing shareholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, existing shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 35% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Possible extension of time to complete a business combination to 36 months

We have a period of 18 months from the consummation of this offering within which to effect our initial business combination, with an additional six-month period (for a total of 24 months) if a letter of intent, memorandum of understanding, agreement in principle or definitive agreement has been executed within such 18-month period but as to which the combination is not yet complete. However, unlike other blank check companies, if we have entered into such letter of intent, memorandum of understanding, agreement in principle or definitive agreement within such 18-month period, we may, prior to the expiration of the 24-month period, call a special meeting of our shareholders for the purpose of soliciting their approval to extend the date before which we must complete our business combination by an additional 12 months to avoid being required to liquidate. If the extended date is approved by shareholders we would have a total of 36 months from the consummation of this offering to complete a business combination.

We believe that extending the date before which we must complete our business combination to 36 months may be necessary due to the circumstances involved in the evaluation and closing of a business combination in the PRC, including obtaining audited U.S. GAAP financial statements of potential targets that have previously kept their accounts in accordance with Chinese GAAP, the possible need for restructuring and reorganizing corporate entities and assets (particularly with respect to state-owned enterprises) and the requirements of complex Chinese regulatory filings and approvals. If we enter into such agreement near the end of this 18-month period, we would have only six months in which to accomplish the necessary accounting reconciliations, complete the restructuring of the company, satisfy U.S. and PRC regulatory requirements, secure the approval of our shareholders and provide for customary closing conditions.

While such 24-month period may be sufficient to accomplish all of these necessary tasks prior to effectuating the business combination, if, in the course of this process, we conclude that it may be insufficient, we may, pursuant to our memorandum and articles of association, call a special meeting of our shareholders or raise the vote at an annual meeting for the purpose of extending by an additional 12 months the date before which we must complete our business combination.

If holders of 35% or more of the shares sold in this offering vote against the proposed extension to 36 months and elect to convert their shares into a pro rata share of the trust account, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the initial business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public shareholders. Subject to the foregoing, approval of the extension to 36 months will require the affirmative vote of the majority of the votes cast by our public shareholders who vote at the special meeting called for the purpose of approving such extension. In connection with the vote required for the extension to 36 months, our existing shareholders have agreed to vote their ordinary shares acquired prior to this offering in accordance with the majority of the ordinary shares voted by the public shareholders and have agreed to waive their conversion rights.

If the majority of votes cast by our public shareholders are voted at the special meeting called for the purpose of approving such extension vote in favor of such extension and holders of less than 35% of the shares sold in this offering vote against the proposed extension and elect to convert their shares, we will then have an additional 12 months in which to complete the initial business combination.

If the proposal for the extension to 36 months is approved, we will still be required to seek shareholder approval before effectuating our initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. Unless a shareholder voted against the proposal to extend to 36 months and exercised such shareholder' redemption rights, such shareholder will be able to vote on the initial business combination. We will consummate our initial business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of our initial business combination and public shareholders owning 35% or more of the shares sold in this offering, on a cumulative basis, including any shareholders who previously exercised their redemption rights in connection with the special meeting of shareholders called for the purpose of approving the extended period, if any, do not vote against the extended period or the initial business combination exercise their redemption rights, as described below.

If at the end of such 36-month period we have not effected such business combination, our corporate existence will automatically cease without the need for a shareholder vote and we will liquidate and release only to our public shareholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital and general corporate purposes.

Conversion rights

At the time we seek shareholder approval of any business combination, we will offer each public shareholder the right to have such shareholder’s ordinary shares converted to cash if the shareholder votes against the business combination and the business combination is approved and completed. Our existing shareholders will not have such conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether included in their initial shares or purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest except for up to $3,000,000 that may be released to us to fund our working capital requirements (calculated as of two business days prior to the shareholder vote for the extended period or the consummation of the proposed business combination, as the case may be), divided by the number of shares sold in this offering. Without taking into any account interest then held in the trust account, the initial per-share conversion price would be $9.90, or $0.10 less than the per-unit offering price of $10.00.

An eligible shareholder may request conversion at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to the approval of the extended period or a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the shareholder votes against the extended period and the extended period is approved or votes against the business combination and the business combination is approved and completed. Additionally, we may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for the approval of the extended period or any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time we send out our proxy statement through the vote on the approval of the extended period or the business combination to tender his/her shares if he/she wishes to seek to exercise his/her conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he/she is a record holder or his/her shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his/her broker and requesting delivery of his/her shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated.

Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his/her certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which he/she could monitor the price of the shares in the market. If the price rose above the conversion price, he/she could sell his/her shares in the open market before actually delivering his/her shares to the company for cancellation. Thus, the conversion right, to which shareholders were aware they needed to commit before the shareholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his/her certificate for conversion at the conversion price. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 per account and it would be up to the broker whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a shareholder delivered his/her certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he/she may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to shareholders entitled to convert their shares who elect conversion will be distributed promptly after the approval of the extended period or completion of a business combination. Public shareholders who convert their shares into their share of the trust account still have the right to exercise any warrants they still hold.

If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination with a different target until twenty four months from the date of this prospectus. If the extended period is not approved or the initial business combination is not approved or completed for any reason, then public shareholders voting against the extended period or our initial business combination, as the case may be who exercised their conversion rights would not be entitled to convert their ordinary shares into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public shareholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public shareholder. Public shareholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the extended period is approved or the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

We will not complete our proposed initial business combination if public shareholders owning 35% or more of the shares sold in this offering exercise their conversion rights on a cumulative basis (including any shares previously converted in connection with a vote, if any, on the extended period). Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public shareholders holding approximately 34.99% of the shares sold in this offering may exercise their conversion rights, on a cumulative basis, and the business combination will still go forward. We have set the conversion percentage at 35% in order to reduce the likelihood that a small group of investors holding a block of our shares will be able to stop us from completing a business combination that otherwise may approved by a large majority of our public shareholders. This may have the effect of making it easier for us to consummate a business combination. Except as set forth in this prospectus, we do not currently contemplate or intend to take any steps or actions in order to ensure that the 35% conversion level is not met with respect to any approval of the extended period or a proposed transaction.

Investors in this offering who do not sell, or who receive less than $0.10 of net sales proceeds for, the warrant included in the units, or persons who purchase ordinary shares in the aftermarket at a price in excess of $9.90 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if no business combination

If we do not enter into a letter of intent, memorandum of understanding, agreement in principle or a definitive agreement within 18 months after the consummation of this offering, or if 35% or more of the shares sold in this offering that are voted vote against a proposed extension, if any, beyond 24 months to 36 months and elect to convert their shares into a pro rata share of the trust account or we do not receive shareholder approval for such extension and we are not be able to complete our initial business combination within such 24-month period, our memorandum and articles of association provides that our corporate purposes and powers will immediately thereupon be limited to acts and activities related to dissolving and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. This has the same effect as if our board of directors and shareholders had formally voted to approve our winding up and dissolution and formally began a voluntary winding up procedure under the Companies Law. As a result, no vote would be required from our shareholders to commence such a voluntary winding up and dissolution. We view this provision terminating our corporate life as an obligation to our shareholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination. Under the Companies Law, in the case of a full voluntary liquidation procedure, a liquidator would give at least 21 days’ notice to creditors of his intention to make a distribution by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette, although in practice this notice requirement need not necessarily delay the distribution of assets as the liquidator may be satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. We anticipate the trust account would be liquidated shortly following the expiration of the 21 day period. As soon as the affairs of the company are fully wound-up, the liquidator must lay his final report and accounts before a final general meeting which must be called by a public notice at least one month before it takes place. After the final meeting, the liquidator must make a return to the Registrar confirming the date on which the meeting was held and three months after the date of such filing the company is dissolved.

If we are unable to complete a business combination within the required time periods, we will distribute to all of our public shareholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Cayman Islands law to provide for claims of creditors). We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after expiration of the 21 day period and anticipate it will take no more than 10 business days to effectuate such distribution. Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust fund. If such funds are insufficient, China Ascendance Management Corporation has contractually agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than $15,000) and has contractually agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.90 or $0.10 less than the per-unit offering price of $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. Matthew Hayden and Ping Du have agreed, pursuant to agreements with us and the representatives of the underwriters that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. Accordingly, if a claim brought by a target business or vendor or other entity did not exceed the amount of funds available to us outside of the trust account or available to be released to us from interest earned on the trust account balance, Messrs. Hayden and Du would not have any personal obligation to indemnify such claims as they would be paid from such available funds. However, if a claim exceeded such amounts, Messrs. Hayden and Du would be obligated to indemnify us for such excess. We cannot assure you that they would be able to satisfy their indemnification obligations and if they did not satisfy their obligations, our board of directors would have a fiduciary obligation, and we would be required, to bring a claim against them to enforce our indemnification rights. Accordingly, the actual per-share liquidation price could be less than $9.90, plus interest, due to claims of creditors.

Our public shareholders will be entitled to receive funds from the trust account only in the event of the expiration of our existence and our automatic dissolution and subsequent liquidation or if they seek to convert their respective shares into cash in connection with a proposal to approve the extended period upon a business combination which the shareholder voted against and which is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

Additionally, in any liquidation proceedings of the company under Cayman Islands’ law, the funds held in our trust account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders the liquidation amounts payable to them. Furthermore, a liquidator of the company might seek to hold a shareholder liable to contribute to our estate to the extent of distributions received by them pursuant to the dissolution of the trust account beyond the date of dissolution of the trust account. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims for having paid public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

If we are unable to consummate a transaction within the required time frame, our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public shareholders as part of our plan of distribution and dissolution. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the trust account for such purpose, our officers, Matthew Hayden and Ping Du have agreed to indemnify us for all claims of creditors to the extent we obtain valid and enforceable waivers from such entities in order to protect the amounts held in trust. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. As a result, we believe the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the trust account to our public shareholders. Nevertheless, we cannot assure you of this fact as there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. Nor is there any guarantee that, even if they execute such agreements with us, they will not seek recourse against the trust fund. A court could also conclude that such agreements are not legally enforceable. Seeking trust fund waivers from prospective target businesses and vendors, and the contractual commitments we have received from Messrs. Hayden and Du discussed above, are the only actions we will take to protect the funds in the trust account from being depleted by claims against the trust. As a result, if we liquidate, the per-share distribution from the trust fund could be less than $9.90 due to claims or potential claims of creditors.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 144 blank check companies that have completed initial public offerings in the United States with more than $10 billion in trust that are seeking to carry out a business plan similar to our business plan. Of these, 12 companies with $780 million in trust are seeking to consummate business combination with a company in China. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek shareholder approval of a business combination may delay the completion of a transaction;
•	our obligation to convert into cash ordinary shares held by our public shareholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and
•	our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 108 North 4th Ring East Road, QianHe JiaYuan, Building 9, Suite 607, Beijing, 100029 China. We also maintain offices in Guangzhou, China. The cost for these offices is included in the $7,500 per-month fee China Ascendance Management Corporation will charge us for general and administrative services commencing on the effective date of this prospectus pursuant to a letter agreement between us and China Ascendance Management Corporation. We believe that the fee charged by China Ascendance Management Corporation is at least as favorable as we could have obtained from an unaffiliated person. We looked at comparable rents in the Central Business District of Beijing, China as well as the estimated cost of clerical, bookkeeping and administrative staff supports for the city of Beijing in arriving at this belief. This space will be shared by us with China Ascendance Management Corporation as well as certain of its affiliates and customers. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as he deems necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect Messrs. Hayden and Du to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, regarding proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we have agreed with the representatives of the underwriters that for the period commencing with the date of this prospectus and ending upon our liquidation, in connection with any proposed business combination, we will deliver to our shareholders a proxy statement containing the information we believe is required by the rules under the Securities Exchange Act of 1934. We have also agreed with the representatives of the underwriters that for the period commencing with the date of this prospectus and ending on the consummation of a business combination, we will comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for current reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations. We will also furnish to American shareholders an English language version of our annual financial statements and all other materials regularly provided to other shareholders, and publish, at least quarterly, an English language version of our interim financial statements filed with the SEC.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to shareholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that such financial statements cannot be obtained, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$95,800,000 of the net offering proceeds plus the $3,200,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Merrill Lynch, maintained by Continental Stock Transfer & Trust Company, acting as trustee.	$83,700,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $95,800,000 of net offering proceeds plus the $3,200,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire, or acquire control of, must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representatives inform us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small- to mid-capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 6-K. We will also include in this Form 6-K, or amendment thereto, or in a subsequent Form 6-K, information indicating if the representatives have allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust fund has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	We will give our shareholders the opportunity to vote on the business combination. In connection with seeking shareholder approval, we will send each shareholder a proxy statement containing information we believe is required by the SEC. A shareholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a shareholder who does not follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a shareholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.
Business combination deadline	Pursuant to our memorandum and articles of incorporation, if we fail to consummate a business combination within (x) 18 months of the closing date of our initial public offering, (y) within 24 months of the closing date of our initial public offering if we have not consummated a business combination within 18 months of the closing date of our initial public offering but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period or (z) within 36 months from the closing date of our initial public offering if the extended period is approved, our corporate existence will automatically cease except for the purpose of winding up our affairs and liquidating.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Interest earned on the funds in the trust account

There can be released to us from the trust account interest earned on the funds in the trust account (i) up to an aggregate of $3,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (ii) any amounts we may need to pay our income or other tax obligations. The remaining interest earned on the funds in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.

All interest earned on the funds in the trust account will be held in trust for the benefit of public shareholders until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.
Release of funds	Except with respect to interest earned on the funds in the trust account that may be released to us as described above, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Hui Yu He	64	Chairman of the Board
Matthew Hayden	36	Vice Chairman of the Board, Chief Financial Officer and Secretary
Ping Du	42	Chief Executive Officer and Director
Terry McCarthy	62	Director
Cheng Jia Liu	62	Director

Hui Yu He has served as our Chairman of the Board since our inception. Mr. He has over 30 years of experience with Chinese companies and the Chinese government in various management, investor and financial advisory capacities. Since 2005, Mr. He has been an executive director of Sino Biopharmaceuticals Ltd., a pharmaceutical company publicly listed on the Hong Kong Stock Exchange and an affiliate of Chia Tai Group. Chia Tai Group is a Thailand-based multinational conglomerate that has invested approximately US$4 billion in China since the early 1990’s across a wide range of industries. Since 2005, Mr. He has also been the President of Chia Tai Healthcare Holding Ltd., an investment arm of the Chia Tai Group, and has overseen the investment of over US$150 million in China’s real estate, pharmaceutical, natural resources and technology sectors. From 1999 to 2005, Mr. He was the Chairman of Beijing TiDe Pharmaceutical Co., Ltd, a subsidiary of Sino Biopharmaceuticals Ltd. that provides specialty therapeutic products in China. From 1998 to 2004, Mr. He was the head of the China-Japan Friendship Hospital in Beijing, one of the largest and most highly regarded hospitals in China. During his tenure, Mr. He restructured the state-owned hospital into a profitable venture through improvement of operations and diversification into 20 different enterprises and investments. Mr. He is an active member of the Chinese People's Political Consultative Conference (CPPCC), a political advisory body and a part of the Chinese Central Government. Mr. He graduated from the medical department of Hunan Medical College in 1968.

Matthew Hayden has served as our Vice Chairman of the Board, Chief Financial Officer and Secretary since December 2007. Mr. Hayden has more than 13 years of experience in the financial and investor relations industry as both a professional and a private investor. Since January 2005, Mr. Hayden has served as President and founder of Hayden Communications International, an investor relations firm that specializes in providing corporate communications and financial advisory for China-based companies listed in the United States. During his tenure at Hayden Communications, Mr. Hayden has built an extensive base of China relationships, including financial advisors, private equity firms and consultants who represent emerging growth, China-based companies seeking both access to capital and a listing on the United States public markets. Clients that HCI has advised include Fushi International (Nasdaq: FSIN), American Oriental Bioengineering (NYSE: AOB), China Security and Surveillance (NYSE: CSR), Comtech Group (Nasdaq: COGO), China Fire and Security Group (Nasdaq: CFSG) and International Display Works (Nasdaq: IDWK). Since 1992, Mr. Hayden has also served as President of Hayden Communications, Inc., an investor relations firm. Mr. Hayden received a B.S. (summa cum laude) from the University of South Carolina.

Ping Du has served as our Chief Executive Officer since our inception. Since 2006, Mr. Du has been an advisor to Tsinghua University Science & Technology Park Venture Capital Investment Co., Ltd., an early stage venture capital firm, and was its Vice President from 2004 to 2005. He has also served as the Chief Executive Officer of China Ascendance Management Corporation since May 2007. During 2006, Mr. Du was the Vice President of United Eagle Investment Co., Ltd., the majority owner of United Eagle Airlines, the first private airline in China. From 2000 to 2004, Mr. Du was the Chairman of Mirrion Investment Consulting Inc., an investment and management consulting firm. Mr. Du received his Bachelor’s degree in Computer Sciences from Beijing University and his Master’s degree in Industrial Management Engineering from Tsinghua University.

Cheng Jia Liu has been a Director since our inception. Since 2003, Mr. Liu has been an independent director of Aerospace Hi-Tech Holding Group Co., Ltd. and NanFang Space Navigation Science & Technology Co., Ltd., both listed companies on the Shenzhen Stock Exchange; and DongAn HeiBao Group Co., Ltd, a Shanghai Stock Exchange listed automobile manufacturer. Mr. Liu was the Chairman and Chief Executive Officer of DongAn Engine Holding Co. Ltd., an aircraft and automotive engine manufacturer in China between 1998 and 2000, during which period he oversaw the listing of its subsidiary Harbin DongAn Auto Engine Co., Ltd. on the Shanghai Stock Exchange and acted as Chairman of DongAn Engine Co., Ltd. From 1994 to 1997, he was also the Chairman of DongAn Auto Engine Co., Ltd. and was its Vice President, Chief Engineer, and Director of Design Center from 1983 to 1993.

Terry McCarthy has been a Director and Chairman of the Audit Committee since our inception. Since 2006, he is also a member of the board of directors and audit committee chairman of Solarfun Power Holding Co. Ltd., a Nasdaq listed China solar cell product manufacturer. He has also been an active private investor in various China enterprises and venture capital funds since 2004. Mr. McCarthy’s involvement with China began in 1999 at Deloitte Touche’s Chinese Services Group, where he was the group’s associate managing partner from 2003 until his retirement in 2006. From 1985 to 2006, Mr. McCarthy worked for Deloitte & Touche LLP in San Jose, California, in various roles as a managing partner, tax partner-in-charge and client services partner. In 1976, Mr. McCarthy co-founded Hayes, Perisho & McCarthy, Inc., a CPA firm in Sunnyvale, California, where he was an audit partner and president from 1976 to 1985. From 1972 to 1976, he held several positions at Hurdman & Cranstoun, CPAs, including senior audit manager. He received a Bachelor's degree from Pennsylvania State University, an MBA from the University of Southern California and a Master's degree in Taxation from Golden Gate University.

Our board of directors is divided into three classes. The term of office of the first class of directors, consisting of, Cheng Jia Liu, will expire at the first annual meeting. The term of the second class of directors, consisting of Matthew Hayden and Ping Du will expire at the second annual meeting. The term of the third class of directors, consisting of Hui Yu He and Terry McCarthy, will expire at the third annual meeting. Our memorandum and articles of association does not provide any mandatory age for retirement from service on the board of directors and does not require our directors to hold any specific number of ordinary shares to qualify for service.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business, we will pay China Ascendance Management Corporation, an affiliate of two of our officers and directors, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide our officers and directors compensation in lieu of a salary. Other than the $7,500 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, whether paid in cash, our securities or otherwise, will be paid by us or a target business to any of our existing shareholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Director Independence

The American Stock Exchange requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Upon consummation of this offering, Hui Yu He, Cheng Jia Liu and Terry McCarthy will be our independent directors, constituting a majority of our board. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Terry McCarthy, Mr. Hui Yu He and Cheng Jia Liu, each of whom is an independent director under the American Stock Exchange’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 20-F;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the American Stock Exchange listing standards. The American Stock Exchange listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Terry McCarthy satisfies the American Stock Exchange’s definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Hui Yu He and Cheng Jia Liu, each of whom is an independent director under the American Stock Exchange’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations;
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders;
•	should be accomplished in his or her field;
•	should have relevant experience and expertise and be able to provide insights and practical wisdom based upon that experience and expertise;
•	should have knowledge of our company and the issues affecting us; and
•	should be of high moral and ethical character and be willing to apply sound, objective and independent business judgment, and to assume broad fiduciary responsibility.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors are or may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial shares owned by our directors will be released from escrow only if a business combination is successfully completed. The warrants owned by our directors will expire worthless if a business combination is not consummated. Additionally, our directors will not receive liquidation distributions with respect to any of their initial shares which also might cause them to have a conflict of interest in determining whether a particular target business is appropriate. Furthermore, the purchasers of the insider warrants have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.
•	Our officers and directors may enter into consulting or employment agreements with the company as part of a business combination pursuant to which they may be entitled to compensation for their services to be rendered to the company after the consummation of a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, timely completing a business combination and securing the release of their shares from escrow.
•	Our directors and officers may purchase ordinary shares as part of this offering or in the aftermarket and would be entitled to vote such shares as they choose on a proposal to approve a business combination.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he or she ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity, subject to any pre-existing fiduciary obligations they may have. We have not established any procedures to ensure that our officers and directors observe these requirements.

Hui Yu He is the Vice Chairman and President of Chia Tai Healthcare Holding Company, an investment arm of the Chia Tai Group which is a multinational conglomerate that is one of the largest food providers in Asia and has been actively investing in Chinese enterprises. Accordingly, due to this affiliation, he may have a fiduciary obligation to present potential business opportunities to Chia Tai Healthcare Holding Company in addition to presenting them to us which could cause additional conflicts of interest.

In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective ordinary shares which were owned prior to this offering in accordance with the vote of the public shareholders owning a majority of the ordinary shares sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to their initial shares and the shares included within the insider warrants. Any ordinary shares acquired by existing shareholders in the offering or aftermarket will be considered part of the holdings of the public shareholders. Except with respect to the conversion rights afforded to public shareholders, these existing shareholders will have the same rights as other public shareholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our officers, directors, special advisors or existing shareholders or their affiliates unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. We currently do not anticipate entering into a business combination with an entity affiliated with any of our officers, directors, special advisors or existing shareholders, including an entity that is either a portfolio company of, or has otherwise received a financial investment from, an investment banking firm (or an affiliate thereof) that is affiliated with our management. We will also not acquire an entity with which our management has had acquisition or investment discussions through their other business activities. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of January 25, 2008 and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming no purchases of units offered by this prospectus), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Ordinary Shares
Name and Address of Beneficial Owner(1)			Before Offering	After Offering
Ping Du	728,246	(2)	29.1%	5.8%
Matthew Hayden	694,118	(3)	27.8%	5.6%
Cheng Jia Liu	40,000		1.6%	*
Terry McCarthy	80,000		3.2%	*
Hui Yu He	80,000		3.2%	*
Centaur Value Fund, L.P.(4)	202,532		8.1%	1.6%
All directors and executive officers as a group (five individuals)	1,622,364	(5)	64.9%	13.0%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is 108 North 4th Ring East Road, QianHe JiaYuan, Building 9, Suite 607, Beijing, 100029, China.
(2)	Represents shares held by Bright Elite Enterprises Limited. Mr. Ping Du is the sole shareholder and Chief Executive Officer of that company and has voting and dispositive power over the shares. Does not include 350,000 ordinary shares issuable upon exercise of insider warrants that are not exercisable and will not become exercisable within 60 days.
(3)	Does not include 1,490,000 ordinary shares issuable upon exercise of insider warrants that are not exercisable and will not become exercisable within 60 days.
(4)	Includes shares held by Centaur Value Fund, L.P. and United Centaur Master Fund. The business address of each of these entities is 1460 Main Street, Suite 234, Southlake Town Square, Texas 76092.
(5)	Does not include 1,840,000 ordinary shares issuable upon exercise of insider warrants that are not exercisable and will not become exercisable within 60 days.

The 2,500,000 ordinary shares outstanding prior to this offering are held by 20 individuals and entities, of which residents of the United States hold an aggregate of approximately 66.1% of such ordinary shares.

Immediately after this offering, our existing shareholders, which include all of our officers and directors, collectively, will beneficially own approximately 20% of the then issued and outstanding ordinary shares (assuming none of them purchase any units offered by this prospectus). None of our existing shareholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Because of the ownership block held by our existing shareholders, such persons may be able to effectively exercise control over all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

The initial shares outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent. The initial shares may be released pro rata in relation to the existing shareholders’ ownership (i) with respect to 500,000 shares, six months after the consummation of a business combination and (ii) with respect to 2,000,000 shares, one year after our consummation of a business combination. The initial shares may be released from escrow earlier than such dates if, within the first year after we consummate a business combination, we consummate a subsequent liquidation, merger, shares exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our shareholders, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared. If dividends are declared and payable in ordinary shares, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing shareholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Bright Elite Enterprises Limited, an entity controlled by Ping Du, and Matthew Hayden and certain of our existing shareholders, have committed to purchase an aggregate of 3,200,000 insider warrants (for an aggregate purchase price of $3,200,000) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units offering by this prospectus except that if we call the warrants for redemption, the insider warrants may be exercisable on a cashless basis at the holder’s option so long as such warrants are held by the initial purchasers or their affiliates. Additionally, the purchasers have agreed that the insider warrants and underlying securities will not be sold or transferred by them until after we have completed a business combination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2007, we issued 3,125,000 ordinary shares to the persons set forth below for $25,000 in cash, at a purchase price of $0.008 per share, as follows:

Name	Number of Shares	Relationship to Us
GTC Partners Ltd.	1,012,500	Shareholder
Bright Elite Enterprises Limited	987,500	Shareholder
Pantum Capital Partners Ltd.	875,000	Shareholder
Hui Yu He	100,000	Chairman of the Board
Terry McCarthy	100,000	Director
Cheng Jia Liu	50,000	Director

In December 2007, Pantum Capital Partners Ltd. and GTC Partners Ltd. transferred an aggregate of 1,887,500 shares to Matthew Hayden. In January 2008, our existing shareholders agreed to a share consolidation that reduced the number of issued shares by an aggregate of 625,000 ordinary shares. As a result of that consolidation, our authorized share capital was changed from 50,000,000 shares of $0.001 par value to 40,000,000 shares of $0.00125 par value. Thereafter, Matthew Hayden and Bright Elite Enterprises transferred an aggregate of 877,636 shares to Steve Taylor, John Lemak, Steve Kircher, Lake Street Management LLC, Jim Kennedy, Ron Heller, Mike Morris, Merry Lee Carnall, Ancora Greater China Fund, John P. Micklitish, Bill Wells, Steve Bronson, Brian Lin, Centaur Value Fund, LP and United Centaur Master Fund.

These shares are identical to the ordinary shares included in the units being offered by this prospectus except that the holders of such shares (i) cannot seek conversion rights with respect to such shares, (ii) have waived their rights to participate in any liquidation distribution with respect to such shares, (iii) have agreed to vote such shares in accordance with the majority of the ordinary shares voted by the public shareholders on a proposed business combination and (iv) have agreed to place such shares in escrow for a certain period of time, all as more fully described elsewhere in this prospectus.

If the underwriter determines the size of the offering should be increased or decreased, a shares dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our existing shareholders’ ownership at a percentage of the number of shares to be sold in this offering.

The holders of the majority of these shares will be entitled to demand that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are released from escrow. In addition, these shareholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Bright Elite Enterprises Limited, an entity controlled by Ping Du, and Matthew Hayden and certain of our existing shareholders, have committed, pursuant to written subscription agreements with us, to purchase the 3,200,000 insider warrants (for an aggregate purchase price of $3,200,000, or $1.00 per warrant) from us. This purchase will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Continental Stock Transfer & Trust Company will deposit the purchase price into the trust fund simultaneously with the consummation of the offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that if we call the warrants for redemption, the insider warrants may be exercisable on a cashless basis at the holder’s option so long as such warrants are held by the initial purchasers or their affiliates. Additionally, the purchasers have agreed that the insider warrants and underlying securities will not be sold or transferred by them until after we have completed a business combination. The holders of the majority of these securities will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

China Ascendance Management Corporation, an affiliate of Matthew Hayden and Ping Du, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay China Ascendance Management Corporation $7,500 per month for these services. Matthew Hayden and Ping Du are the Chairman and Chief Executive Officer, respectively, of China Ascendance Management Corporation. As a result, they will benefit from the transaction to the extent of their interest in China Ascendance Management Corporation. However, this arrangement is solely for our benefit and is not intended to provide our officers and directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Beijing and Guangzhou areas in the PRC, that the fee charged by China Ascendance Management Corporation is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, China Ascendance Management Corporation has advanced to us $114,755 under a credit line of $200,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of June 1, 2008 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

We will reimburse our existing shareholders, officers, directors, special advisors or their affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, whether paid in cash, our securities or otherwise, will be paid by us or a target business to any of our existing shareholders, officers, directors or special advisors who owned our ordinary shares prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Pursuant to our memorandum and articles of association, a director who, to his knowledge, is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with us must notify the board of the nature of his interest at the meeting of the board at which the question of entering into the contract or arrangement is first considered. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 40,000,000 ordinary shares, par value $.00125. As of the date of this prospectus, 2,500,000 ordinary shares are outstanding, held by 20 shareholders of record. The following is a summary of all of the material terms of our units, ordinary shares and warrants. The rights of the holders of our capital shares may not be varied, modified or abrogated except in accordance with the Companies Law (2007 Revision) of the Cayman Islands.

Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants will begin to trade separately on the 90th day after the date of this prospectus unless the representatives of the underwriters inform us of their decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the ordinary shares and warrants be traded separately until we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 6-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 6-K. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 6-K, or amendment thereto, or in a subsequent Form 6-K information indicating if the representatives have allowed separate trading of the ordinary shares and warrants prior to the 90th day after the date of this prospectus.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with the vote required for any business combination, all of our existing shareholders, including all of our officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering in accordance with the majority of the ordinary shares voted by our public shareholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the aftermarket by any of our existing shareholders, officers and directors. Additionally, our existing shareholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our shareholders.

We will proceed with the business combination only if a majority of the ordinary shares voted by the public shareholders are voted in favor of the business combination and public shareholders owning less than 35% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination or a proposed extended period, if any, on a consultation basis.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our memorandum and articles of incorporation, if we fail to consummate a business combination within (x) 18 months of the closing date of our initial public offering, (y) within 24 months of the closing date of our initial public offering if we have not consummated a business combination within 18 months of the closing date of our initial public offering but have entered into a letter of intent, memorandum of understanding, agreement in principle or definitive agreement with respect to a business combination within such 18-month period or (z) within 36 months from the closing date of our initial public offering if the extended period is approved, our corporate existence will automatically cease except for the purpose of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public shareholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing shareholders have waived their rights to participate in any liquidation distribution with respect to their initial shares and the shares included within the insider warrants.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders have the right to have their ordinary shares converted to cash equal to their pro rata share of the trust account if they vote against the proposal to approve the extended period and the extended period is approved or vote against the business combination and the business combination is approved and completed. Public shareholders who convert their shares into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

We may hold annual general meetings and extraordinary general meetings. Only any three members of the board together, or the chairman of the board, may call extraordinary general meetings. Annual general meetings shall only include the following actions: (i) the declaration and sanctioning of dividends; (ii) consideration and adoption of the accounts and balance sheet and the reports of the directors and auditors and other documents required to be annexed to the balance sheet; (iii) the election of directors; and (iv) the appointment of auditors and other officers; and (v) the fixing of the remuneration of the auditors. All other business shall be considered at extraordinary general meetings. A meeting may be held only if a quorum, representing not less than one-third of the total issued voting shares is present.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one ordinary share at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and
•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including the insider warrants and any warrants issued upon exercise of the unit purchase option issued to the representatives),

•	in whole and not in part,
•	at a price of $.01 per warrant at any time while the warrants are exercisable (which will only occur if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current),
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $14.25 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants is available throughout the 30-day redemption period.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption, the insider warrants may be exercised for cash or on a cashless basis so long as they are held by the initial purchasers or their affiliates. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y)

the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a shares dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to ordinary shares issuable upon exercise of the warrants is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of ordinary shares to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the underwriter an option to purchase up to a total of 700,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $9.375 (125% of the exercise price of the warrants included in the units sold in the offering).

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to

United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. While Cayman Islands law does have statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger, we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions (which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;
•	the shareholders have been fairly represented at the meeting in question;
•	the arrangement is such as a businessman would reasonably approve; and
•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.  Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;
•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
•	those who control the company are perpetrating a “fraud on the minority.”

Enforcement of civil liabilities.  The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Memorandum and Articles of Association

Our memorandum and articles of association filed under the laws of the Cayman Islands with the Cayman Islands Registrar of Companies (registration number SH-192258) contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of a business combination, including:

•	a requirement that all proposed business combinations be presented to shareholders for approval regardless of whether or not the Cayman Islands requires such a vote;
•	a prohibition against completing a business combination if 35% or more of our shareholders exercise their redemption rights in lieu of approving a business combination;
•	the right of shareholders voting against a business combination (up to approximately 34.99%) to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;
•	a requirement that our management take all actions necessary to dissolve our company and liquidate our trust account in the event we do not consummate a business combination by the applicable 18-, 24- or 36-month timeframe described elsewhere in this prospectus;
•	limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon winding up and dissolution of our company or upon the exercise of their redemption rights; and
•	the division of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our memorandum and articles of association prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Cayman Islands law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

American Stock Exchange Listing

There is presently no public market for our units, ordinary shares or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol AQN.U on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the ordinary shares and warrants will be listed on the American Stock Exchange under the symbols AQN and AQN.WS, respectively.

Shares Eligible for Future Sale

Immediately after this offering, we will have 12,500,000 ordinary shares outstanding, or 14,000,000 shares if the over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of the 2,500,000 initial shares would be eligible for sale under Rule 144 prior to July 30, 2008. However, as described below, the Securities and Exchange Commission has taken the position that these securities would not be eligible for transfer under Rule 144. Furthermore, all of the initial shares have been placed in escrow and will not be transferable until (i) six months after the consummation of a business combination with respect to 500,000 shares or (ii) one year after our consummation of a business combination with respect to 2,000,000 shares and will be released prior to such dates only upon a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted ordinary shares for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding, which will equal 125,000 shares immediately after this offering (or 140,000 if the over-allotment option is exercised in full); and

•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

The SEC has adopted amendments to Rule 144, effective February 15, 2008, which shorten the holding period described above from one year to six months. In addition, these amendments provide that sales made after such holding period need not comply with the volume limitation, manner of sale or notice provisions described above, provided that a person making such sale is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale. Such sales must comply with the public information provision of Rule 144 (until our common stock has been held for one year).

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As discussed above, the SEC has adopted amendments to Rule 144 which will, effective February 15, 2008, permit non-affiliates to sell restricted shares without complying with the volume or manner of sale restrictions after six months.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission had taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination act as “underwriters” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. The SEC has adopted amendments to Rule 144 that make Rule 144 available to promoters or affiliates of blank check companies and their transferees one year after the consummation of a business combination by the blank check company. These amendments will become effective on February 15, 2008.

Registration Rights

The holders of our initial shares issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

TAXATION

The following summary of the material Cayman Islands and United States federal income tax consequences of an investment in our securities pursuant to this offering is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares. However, an instrument transferring title to an ordinary share, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

United States Federal Income Taxation

This section describes the material United States federal income tax consequences of the acquisition, ownership and disposition of our ordinary shares and warrants. This section does not address any aspect of United States federal gift or estate tax, or the state, local or foreign tax consequences of an investment in our ordinary shares and warrants. This section only applies to you if you acquire your ordinary shares and warrants in this offering and you hold your ordinary shares and warrants as capital assets for tax purposes. This discussion does not discuss all the tax consequences that may be relevant to particular investors in light of their circumstances or to investors that are subject to special rules, including:

•	a bank;
•	a dealer in securities or currencies;
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
•	a tax-exempt organization;
•	an insurance company;
•	a person liable for alternative minimum tax;
•	a person that actually or constructively owns 10% or more of the vote or value of our shares;
•	a person that holds ordinary shares that are a hedge or that are hedged against currency risks or as part of a straddle or a conversion transaction;
•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar;
•	a person who acquired shares pursuant to the exercise of a compensatory shares option; or
•	a person who owns shares through a partnership or other pass-through entity.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date hereof and all of which are subject to changes possibly retroactively. There is currently no comprehensive tax treaty between the United States and the Cayman Islands.

For purposes of the United States federal income tax discussion below, you are a U.S. holder if you are a beneficial owner of ordinary shares or warrants and you are:

•	a citizen or resident of the United States;
•	a domestic corporation;
•	an estate whose income is subject to United States federal income tax regardless of its source; or
•	a trust if (A) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (B) the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a United States domestic trust.

A non-U.S. holder is a beneficial owner of ordinary shares or warrants that is not a United States person for United States federal income tax purposes.

You should consult your own tax advisor regarding the United States federal, state and local tax consequences of owning and disposing of the ordinary shares or warrants in your particular circumstances.

This discussion addresses only United States federal income taxation.

Issuance of an Investment Unit

The share and the warrant will constitute an investment unit. For purposes of determining a holder’s basis in each of the share and the warrant, the amount paid to acquire the investment unit will be allocated among the share and the warrant based on their respective relative fair market values.

Taxation of Dividends

U.S. Holders.  Under the United States federal income tax laws, and subject to the personal foreign investment company rules discussed below, if you are a U.S. holder, the gross amount of any dividend we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a non-corporate U.S. holder, dividends paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold our ordinary shares for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends we pay with respect to our ordinary shares generally will be qualified dividend income provided that, in the year that you receive the dividend, our ordinary shares are readily tradable on an established securities market in the United States.

The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in our ordinary shares and thereafter as capital gain. If the dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot foreign currency/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Therefore, since the value of the foreign currency may decrease before you actually convert the currency into U.S. dollars, you may actually be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will ultimately receive. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Dividends will be income from sources outside the United States, but generally will be passive income or financial services income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to you.

Non-U.S. Holders.  If you are a non-U.S. holder, dividends paid to you in respect of our ordinary shares will not be subject to United States federal income tax unless the dividends are effectively connected with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases you will be taxed in the same manner as a U.S. holder. If you are a corporate non-U.S. holder, effectively connected dividends may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Capital Gains

U.S. Holders.  Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your ordinary shares or warrants, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your ordinary shares or warrants. Capital gain of a noncorporate U.S. holder that is recognized before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. Your ability to deduct capital losses is subject to limitations.

Non-U.S. Holders.  If you are a non-U.S. holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your ordinary shares or warrants unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis; or
•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

If you are a corporate non-U.S. holder, effectively connected gains that you recognize, under certain circumstances, may also be subject to an additional branch profits tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Passive Foreign Investment Company Rules

•	Special United States tax rules apply to a company that is considered a passive foreign investment company, or PFIC. Under these rules, we will be classified as a PFIC for United States federal income tax purposes in any taxable year in which either:
•	at least 75% of our gross income for the taxable year is passive income; or
•	at least 50% of the gross value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (not including certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns directly or indirectly at least 25% by value of the shares of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

We do not expect to be a PFIC for our 2007 tax year or in the foreseeable future. Newly formed corporations, such as us, are excepted out of the PFIC rules for their first year of existence provided that certain standards are satisfied, which we believe we can meet. In addition, we expect to conduct our affairs in a manner so that we will not qualify as a PFIC in the foreseeable future. Our determination of whether we are a PFIC is, however, not binding on the Internal Revenue Service. We cannot assure you that we will not be a PFIC in any future year.

If we are treated as a PFIC, and you are a U.S. holder that does not make a mark-to-market election, as described below, you will be subject to special rules with respect to:

•	any gain you realize on the sale or other disposition of your ordinary shares or warrants; and
•	any excess distribution that we make to you (generally, any distributions to you during a single taxable year that are greater than 125% of the average annual distributions received by you in respect of the ordinary shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares or ordinary shares).

Under these rules:

•	the gain or excess distribution will be allocated ratably over your holding period for the ordinary shares;
•	the amount allocated to the taxable year in which you realized the gain or excess distribution will be taxed as ordinary income;
•	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

Special rules apply for calculating the amount of the foreign tax credit with respect to excess distributions by a PFIC.

If you own ordinary shares in a PFIC that are treated as marketable shares, you may make a mark-to-market election. If you make this election, you will not be subject to the PFIC rules described above. Instead, in general, you will include as ordinary income each year the excess, if any, of the fair market value of your ordinary shares or warrants at the end of the taxable year over your adjusted basis in your ordinary shares or warrants. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. You will also be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of your ordinary shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). Your basis in the ordinary shares or warrants will be adjusted to reflect any such income or loss amounts. Your gain, if any, recognized upon the sale, exchange or other disposition of your ordinary shares or warrants will be taxed as ordinary income. Any loss realized on the sale, exchange or other disposition of your ordinary shares or warrants would be taxed as an ordinary loss to the extent that such loss does not exceed the mark-to-market gain previously included as ordinary income by the U.S. holder.

In addition, notwithstanding any election you make with regard to the ordinary shares, dividends that you receive from us will not constitute qualified dividend income to you if we are a PFIC either in the taxable year of the distribution or the preceding taxable year. Dividends that you receive that do not constitute qualified dividend income are not eligible for taxation at the 15% maximum rate applicable to qualified dividend income. Instead, you must include the gross amount of any such dividend paid by us out of our accumulated earnings and profits (as determined for United States federal income tax purposes) in your gross income, and it will be subject to tax at rates applicable to ordinary income.

If you own ordinary shares during any year that we are a PFIC, you must file Internal Revenue Service Form 8621.

You should consult your own tax advisor regarding the application of the PFIC rules to our ordinary shares or warrants in your particular circumstances, including the availability of making an election to avoid adverse United States federal income tax consequences under the PFIC rules in the case we determined to be a PFIC in a future year.

Backup Withholding and Information Reporting

If you are a non-corporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

•	dividend payments or other taxable distributions made to you within the United States, and
•	the payment of proceeds to you from the sale of ordinary shares effected at a United States office of a broker.

Additionally, backup withholding, generally at a 28% tax rate, may apply to such payments if you are a non-corporate U.S. holder that:

•	fails to provide an accurate taxpayer identification number,
•	is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or
•	in certain circumstances, fails to comply with applicable certification requirements.

If you are a non-U.S. holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments made to you outside the United States by us or another non-United States payor and
•	other dividend payments and the payment of the proceeds from the sale of ordinary shares and warrants effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payor or broker:
•	an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or
•	other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or
•	you otherwise establish an exemption.

Payment of the proceeds from the sale of ordinary shares or warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of ordinary shares or warrants that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States,
•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of ordinary shares or warrants effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person,
•	a controlled foreign corporation for United States tax purposes,
•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
•	a foreign partnership, if at any time during its tax year:
•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
•	such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Susquehanna Financial Group, LLLP and Ladenburg Thalmann & Co. Inc. are acting as representatives, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
Susquehanna Financial Group, LLLP
Ladenburg Thalmann & Co. Inc.

Total	10,000,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Prohibited Sale of Securities under Cayman Islands’ Law

As an exempted company not listed on the Cayman Islands Stock Exchange, we are prohibited under the Companies Law from making any invitation to the public in the Cayman Islands to subscribe for any of our securities.

Lockup

We and our officers, directors and existing shareholders have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representatives, (i) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any of our affiliates or any person in privity with us or any of our affiliates), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 with respect to, any other units, ordinary shares, warrants or any securities convertible into, or exercisable, or exchangeable for, ordinary shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the units, ordinary shares or warrants, ordinary shares issuable upon exercise of the warrants or any securities convertible into or exercisable or exchangeable for ordinary shares or warrants or other rights to purchase ordinary shares or any such securities, whether any such transaction is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise; provided, however, that if (1) during the last 17 days of the 180-day restricted period we issue an earnings release or material news or a material event relating to us occurs, or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, then the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided further, however, that we may contract to sell, and issue, ordinary shares or securities convertible into ordinary shares in connection with the consummation of our initial business combination.

In addition, the insiders have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the initial shares until six months after the date we complete our initial business combination, and not to sell more than an aggregate of 500,000 shares until one year after the date we complete our initial business combination. In addition, the purchasers of the insider warrants have agreed, subject to certain exceptions, not to sell or otherwise transfer any of the insider warrants until we complete our initial business combination.

Pricing of Securities

We have been advised by the representatives that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $ per unit and the dealers may reallow a concession not in excess of $ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the ordinary shares and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no operating results and are not limited to operate in any specific industry.

Over-Allotment Option

We have granted to the representatives of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,500,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representatives of the underwriters may exercise the over-allotment option if they sell more units than the total number set forth above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representatives of the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$10.00	$100,000,000	$115,000,000
Discount(1)	$0.70	$7,000,000	$8,050,000
Proceeds before expenses(2)	$9.30	$93,000,000	$106,950,000

(1)	$3,500,000, or $4,025,000 if the over-allotment option is exercised in full, of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. Additionally, the representatives of the underwriters will receive an option to purchase up to a total of 700,000 units at $10.00 per unit with an estimated value, as described below, of $3,097,998.
(2)	The offering expenses are estimated at $600,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

We have agreed to sell to the representatives, for $100, an option to purchase up to a total of 700,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $9.375 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. This option will be valued at the date of issuance; however, for illustrative purposes, at January 8, 2008, we estimate that the fair value of this option is $3,097,998 ($4.43 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the representatives is estimated as of the date of grant using the following assumptions: (1) expected volatility of 45.91%, (2) risk-free interest rate of 3.29% and (3) expected life of 5 years. The option and the 700,000 units, the 700,000 ordinary shares and the 700,000 warrants underlying such units, and the 700,000 ordinary shares underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy-back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a shares dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Warrant Solicitation Fee

We have engaged the representatives of the underwriters on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representatives for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representatives’ services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of warrants. No compensation will be paid to a representative upon the exercise of the warrants if:

•	the market price of the underlying ordinary shares is lower than the exercise price;
•	the holder of the warrants has not confirmed in writing that such representative solicited the exercise;
•	the warrants are held in a discretionary account;
•	the warrants are exercised in an unsolicited transaction; or
•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriter to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $10.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the underwriters may engage in syndicate covering transactions by purchasing our units in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. The representatives may reclaim a selling concession from a selected dealer when the units originally sold by the selected dealer is purchased in a stabilizing or syndicate covering transaction to cover short positions.

Stabilization and covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the American Stock Exchange, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless the National Association of Securities Dealers determines that such payment would not be deemed underwriter’s compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Graubard Miller, New York, New York. Legal matters as to Cayman Islands’ law will be passed upon for us by Solomon Harris. Blank Rome LLP, New York, New York, is acting as counsel for the underwriter in this offering.

EXPERTS

Our financial statements for the period from July 30, 2007 (date of inception) through December 31, 2007 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Rothstein, Kass & Company, P.C., independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
China Ascendance Acquisition Corporation

We have audited the accompanying balance sheet of China Ascendance Acquisition Corporation (a corporation in the development stage) (the “Company”) as of December 31, 2007, and the related statements of operations, stockholders’ equity, and cash flows for the period from July 30, 2007 (date of inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007, and the results of its operations and its cash flows for the period from July 30, 2007 (date of inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

New York, New York
January 25, 2008

/s/ Rothstein, Kass & Company, P.C.

CHINA ASCENDANCE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

BALANCE SHEET

December 31, 2007
ASSETS
Current assets
Prepaid offering costs	$2,336
Deferred offering costs	246,719
$249,055
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued offering costs	$158,757
Note payable to affiliate	114,755
Total current liabilities	273,512
Stockholders’ equity
Ordinary shares – $0.00125 par value, 40,000,000 authorized, 2,500,000 shares issued and outstanding	3,125
Additional paid-in capital	21,875
Stock subscription receivable	(25,000)
Deficit accumulated during the development stage	(24,457)
Total Stockholders’ Equity	(24,457)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$249,055

The accompanying notes are an integral part of these financial statements.

CHINA ASCENDANCE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

STATEMENT OF OPERATIONS
For the Period July 30, 2007 (Date of Inception) to December 31, 2007

Revenue	$—
Formation and operating costs	24,457
Net loss	$(24,457)
Basic and diluted net loss per ordinary share	$(0.01)
Weighted average number of ordinary shares outstanding, basic and diluted	2,500,000

The accompanying notes are an integral part of these financial statements.

CHINA ASCENDANCE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

STATEMENT OF SHAREHOLDERS' EQUITY
For the Period July 30, 2007 (Date of Inception) to December 31, 2007

					Deficit Accumulated During the Development Stage
	Ordinary Shares		Additional Paid-in Capital	Stock Subscription Receivable		Shareholders' Equity
	Shares	Amount
Ordinary shares issued to the founders on July 31, 2007 at $0.00125 per share	2,500,000	$3,125	$21,875	$(25,000)	$—	$—
Net loss	—	—			(24,457)	(24,457)
Balance at December 31, 2007	2,500,000	$3,125	$21,875	$(25,000)	$(24,457)	$(24,457)

The accompanying notes are an integral part of these financial statements.

CHINA ASCENDANCE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS
For the Period July 30, 2007 (Date of Inception) to December 31, 2007

Cash flows used in operating activities
Net loss	$(24,457)
Cash flows used in operating activities	(24,457)
Cash flows from financing activities
Proceeds from note payable to affiliate	114,755
Prepayment of offering costs	(2,336)
Payments of offering costs	(87,962)
Net cash provided by financing activities	24,457
Net increase in cash	—
Cash at beginning of period	—
Cash at end of period	$—
Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$158,757

The accompanying notes are an integral part of these financial statements.

CHINA ASCENDANCE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note A — Description of Organization and Business Operations

China Ascendance Acquisition Corporation was incorporated in the Cayman Islands on July 30, 2007. The Company was formed to acquire an operating business in China through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated significant revenue to date. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises”, and is subject to the risks associated with activities of development stage companies. All activity from the date of inception (July 30, 2007) through December 31, 2007 was related to the Company’s formation and capital raising activities. The Company has selected December 31st as its calendar year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”), although substantially all of the net proceeds of the Proposed Offering are intended to be applied toward consummating a business combination with (or acquisition of) an operating business in China (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, approximately all of the net proceeds, less $100,000, will be held in a trust account (“Trust Account”) and invested in U.S. “government debt securities,” defined as any Treasury Bill issued by the United States government having a maturity of one hundred and eighty (180) days or less or any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund and bears the highest credit rating issued by a United States nationally recognized rating agency, until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds ($100,000) plus up to $3,000,000 of interest earned through the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that 35% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Proposed Offering) vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. Public stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the Trust Account (including the additional 3.5% fee of the gross proceeds payable to the underwriters upon the Company’s consummation of a Business Combination), including any interest earned (net of taxes payable and the amount distributed to the Company to fund its working capital requirements up to $3,000,000) on their pro rata share, if the business combination is approved and consummated. However, voting against the Business Combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at or prior to the time the Business Combination is voted upon by the stockholders. All of the Company’s stockholders prior to the Proposed Offering, including all of the directors and officers of the Company have agreed to vote all of the shares of common stock held by them in accordance with the vote of the majority in interest of all other stockholders of the Company.

In the event that the Company does not consummate a Business Combination within 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied, the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the existing stockholders to the extent of their initial stock holdings. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

CHINA ASCENDANCE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note B — Summary of Significant Accounting Policies

Basis of presentation:

The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules of regulations of the Securities and Exchange Commission (the “SEC”).

Development Stage Company:

The Company complies with the reporting requirements of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises”.

Share based payment:

The Company complies with the fair value recognition provisions of SFAS No. 123(R), “Share Based Payment” and the SEC’s SAB No. 107, “Valuation of Share-Based Payment Arrangements for Public Companies”. SFAS No. 123(R) requires that compensation cost for all stock awards be calculated and recognized at its fair value over the service period (generally equal to the vesting period).

Net loss per ordinary share:

The Company complies with accounting and disclosure requirements of SFAS No. 128, “Earnings Per Share”. Net loss per ordinary share, basic and diluted, is computed as net loss divided by the weighted average number of ordinary shares outstanding for the period. The Company reported a net loss for the period July 30, 2007 (date of inception) to December 31, 2007 and, as a result, diluted loss per ordinary share is the same as basic for the period, as any potential dilutive securities would reduce the loss per ordinary share and become anti-dilutive.

Fair value of financial instruments:

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under SFAS No. 107, “Disclosure About Fair Value of Financial Instruments”, approximates the carrying amounts represented in the balance sheet.

Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs:

The Company complies with the requirements of the SEC Staff Accounting Bulletin (SAB) Topic 5A — “Expenses of Offering”. Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed.

Geographical risk:

The Company’s operations, if a Business Combination is consummated outside of the United States, will be subject to local government regulations and to the uncertainties of the economic and political conditions of those areas.

Income tax:

The Company complies with SFAS 109, “Accounting for Income Taxes”, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and

CHINA ASCENDANCE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note B — Summary of Significant Accounting Policies  – (continued)

liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company did not establish a valuation allowance as of December 31, 2007, as there were no deferred tax assets at that date.

On January 1, 2007, Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”) became effective. The Company adopted FIN 48 effective July 30, 2007 (date of inception). There were no unrecognized tax benefits as of December 31, 2007. FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2007. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviation from its position. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position.

Recently issued accounting pronouncements:

Management does not believe that any recently issued, but not effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note C — Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 units (“Units”) before over-allotment. Each Unit consists of one share of the Company’s common stock, $0.00125 par value, and one redeemable common stock purchase warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and will expire four years from the date of the prospectus. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days prior notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

Note D — Related Party Transactions

The Company issued on June 1, 2007, a $200,000 unsecured promissory note in the form of a line of credit to China Ascendance Management Corporation, a company owned by two shareholders, Mr. Ping Du and Mr. Mathew Hayden. The note is non-interest bearing and is payable on the earlier of June 1, 2008 or the consummation of the Proposed Offering. At December 31, 2007, the Company had borrowed $114,755 under this note.

The Company presently occupies office space provided by China Ascendance Management Corporation, owned by a certain stockholder of the Company. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. Upon consummation of the Proposed Offering, the Company has agreed to pay such affiliate $7,500 per month for such services.

Bright Elite Enterprises Limited, an entity controlled by Mr. Ping Du, Mathew Hayden and certain other initial stockholders of the Company have committed to purchase 3,200,000 warrants immediately prior to the Proposed Offering at a price of $1.00 per warrant (an aggregate purchase price of approximately $3,200,000)

CHINA ASCENDANCE ACQUISITION CORPORATION
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

Note D — Related Party Transactions  – (continued)

from the Company and not as part of the Proposed Offering. They have also agreed that these warrants purchased by them will not be sold or transferred until completion of a Business Combination.

Note E — Commitments

The Company is committed to pay an underwriting discount of 3.5% of the public unit offering price to the underwriters at the closing of the Proposed Offering, with an additional 3.5% fee of the gross offering proceeds (less $0.35 for each share of common stock converted to cash in connection with a Business Combination) payable upon the Company’s consummation of a Business Combination.

The Company will also issue an option to purchase 700,000 units to the representatives of the underwriters which, if exercised, will result in the issuance of an additional 700,000 warrants. The sale of the option to purchase will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale.

The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $4.43 per unit, or $3,097,998 in total, using an expected life of five years, volatility of 45.91% and a risk-free interest rate of 3.29%.

The volatility calculation of 45.91% for the option to the underwriters is based on the five year average volatility of companies with similar capitalization sizes that trade in the United States. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. The Company referred to the Index because management believes that the average volatility is a reasonable benchmark to use in estimating the expected volatility of the Company’s common stock post-business combination. Although an expected life of five years was taken into account for purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

Although the purchase option and its underlying securities have been registered under the registration statement of which the prospectus forms a part of, the purchase option will provide for registration rights that will permit the holder of the purchase option to demand that a registration statement be filed with respect to all or any part of the securities underlying the purchase option within five years of the completion of this offering. Further, the holders of the purchase option will be entitled to piggy-back registration rights in the event we undertake a subsequent registered offering within seven years of the completion of the offering.

The Company has granted the underwriter a 45-day option to purchase up to 1,500,000 additional units to cover the over-allotment. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

Note F — Preferred Stock

The Company has not been authorized to issue any shares of preferred stock by the Board of Directors.

Note G — Subsequent Event

On January 23, 2008, the existing shareholders contributed an aggregate of 625,000 ordinary shares of common stock to the Company, which has been accounted for as a reverse stock split. The Company also amended its Memorandom and Articles of Association to increase the par value per ordinary share from $.001 to $.00125 per share. All transactions and disclosures in the financial statements, related to the Company's ordinary shares, units or warrants have been adjusted to reflect the effects of this stock split and par value change.

Until ________, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$100,000,000

CHINA ASCENDANCE ACQUISITION CORPORATION

10,000,000 Units

PROSPECTUS

Susquehanna Financial Group, LLLP	Ladenburg Thalmann & Co. Inc.

, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following ordinary shares without registration under the Securities Act:

Shareholders	Number of Shares
GTC Partners Ltd.	1,012,500
Bright Elite Enterprises Limited	987,500
Pantum Capital Partners Ltd.	875,000
Cheng Jia Liu	50,000
Terry McCarthy	100,000
Hui Yu He	100,000

Such shares were issued on July 31, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals and entities. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of $0.008 per share. In December 2007, Pantum Capital Partners Ltd. and GTC Partners Ltd. transferred an aggregate of 1,887,500 shares to Matthew Hayden. In January 2008, our existing shareholders agreed to a share consolidation that reduced the number of issued shares by an aggregate of 625,000 ordinary shares. As a result of that consolidation, our authorized share capital was changed from 50,000,000 shares of $0.001 par value to 40,000,000 shares of $0.00125 par value. Thereafter, Matthew Hayden and Bright Elite Enterprises transferred an aggregate of 877,636 shares to Steve Taylor, John Lemak, Steve Kircher, Lake Street Management LLC, Jim Kennedy, Ron Heller, Mike Morris, Merry Lee Carnall, Ancora Greater China Fund, John P. Micklitish, Bill Wells, Steve Bronson, Brian Lin, Centaur Value Fund, LP and United Centaur Master Fund.

In addition, Bright Elite Enterprises Limited, an entity controlled by Ping Du, and Matthew Hayden and certain of our existing shareholders have committed to purchase from us an aggregate of 3,200,000 warrants at $1.00 per warrant (for a total purchase price of $3,200,000). This purchase will take place on a private placement basis simultaneously with the consummation of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1	Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.
4.2	Specimen Ordinary Share Certificate.
4.3	Specimen Warrant Certificate.
4.4	Form of Unit Purchase Option to be granted to Representatives.
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1	Opinion of Solomon Harris.
5.2	Opinion of Graubard Miller.
10.1	Letter Agreement among the Registrant, Susquehanna Financial Group, LLLP, Ladenburg Thalmann & Co. Inc. and Matthew Hayden.
10.2	Letter Agreement among the Registrant, Susquehanna Financial Group, LLLP, Ladenburg Thalmann & Co. Inc. and Ping Du.
10.3	Letter Agreement among the Registrant, Susquehanna Financial Group, LLLP, Ladenburg Thalmann & Co. Inc. and Cheng Jia Liu.
10.4	Letter Agreement among the Registrant, Susquehanna Financial Group, LLLP, Ladenburg Thalmann & Co. Inc. and Terry McCarthy.
10.5	Letter Agreement among the Registrant, Susquehanna Financial Group, LLLP, Ladenburg Thalmann & Co. Inc. and Hui Yu He.
10.6	Letter Agreement among the Registrant, Susquehanna Financial Group, LLLP, Ladenburg Thalmann & Co. Inc. and GTC Partners Ltd.
10.7	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.8	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Existing Shareholders.
10.9	Form of Letter Agreement between China Ascendance Management Corporation and Registrant regarding administrative support.
10.10	Form of Promissory Note, issued to China Ascendance Management Corporation.
10.11	Form of Registration Rights Agreement among the Registrant and the Existing Shareholders.
10.12	Form of Subscription Agreement among the Registrant, Graubard Miller and each of Bright Elite Enterprises Limited, Matthew Hayden, Steve Taylor, John Lemak, Steve Kircher, Lake Street Management LLC, Jim Kennedy, Ron Heller, Mike Morris, Merry Lee Carnall, Ancora Greater China Fund, John P. Micklitish, Bill Wells, Steve Bronson, Brian Lin, Centaur Value Fund, LP and United Centaur Master Fund.
14	Code of Ethics.
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Solomon Harris (included in Exhibit 5.1).
23.3	Consent of Graubard Miller (included in Exhibit 5.2).
24	Power of Attorney (included on signature page of this Registration Statement).
99.1	Audit Committee Charter.
99.2	Nominating Committee Charter.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser
(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)	If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(e)	The undersigned registrant hereby undertakes that:
(5)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(6)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on the 25th day of January, 2008.

CHINA ASCENDANCE ACQUISITION CORPORATION

By:	/s/ Ping Du Ping Du Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ping Du and Matthew Hayden his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, acting together, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Matthew Hayden Matthew Hayden	Vice Chairman of the Board, Chief Financial Officer and Secretary (Principal accounting and financial officer)	January 25, 2008
/s/ Ping Du Ping Du	Chief Executive Officer and Director (Principal executive officer)	January 25, 2008
* Hui Yu He	Chairman of the Board	January 25, 2008
* Terry McCarthy	Director	January 25, 2008
* Cheng Jia Liu	Director	January 25, 2008